UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ViewRay, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2020

To the Stockholders of ViewRay, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of ViewRay, Inc., a Delaware corporation (referred to herein as the “Company”, “we” or “our”), will be held virtually via live audio webcast on June 12, 2020, at 8:30 a.m. Pacific Time, for the following purposes:

1.	To elect the three Class II directors named in the Proxy Statement to hold office until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

2.

To ratify the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To approve the ViewRay, Inc. Amended & Restated 2015 Equity Incentive Award Plan;

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

5.	To conduct an advisory vote to approve ViewRay’s executive compensation; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice. Only stockholders who owned our common stock at the close of business on April 17, 2020 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 24, 2020 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about April 24, 2020. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2020, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice or on the proxy card that you request and receive by mail or e-mail. The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our board of directors with regard to each matter; and information on how to attend the meeting and vote online.

It is important that your shares be represented and voted whether or not you plan to attend the virtual Annual Meeting. You may vote on the Internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

The Board of Directors recommends that you vote (i) FOR the election of the Class II director nominees named in Proposal No. 1, (ii) FOR the ratification of the selection, by the audit committee and our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 for the fiscal year ending December 31, 2020, (iii) FOR the approval of the Amended & Restated 2015 Equity Incentive Award Plan as described in Proposal No. 3, (iv) for holding future advisory votes on executive compensation every 1 YEAR as described in Proposal No. 4, and (v) FOR the approval, on an advisory basis, of ViewRay’s executive compensation as described in Proposal No. 5.

By order of the Board of Directors,

/s/ Scott W. Drake
Scott W. Drake President and Chief Executive Officer

Oakwood Village, Ohio

April 24, 2020

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2020

The board of directors of ViewRay, Inc. is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders to be held virtually via live audio webcast on June 12, 2020, at 8:30 a.m. Pacific Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2020, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail.

This Proxy Statement is dated as of April 24, 2020. As used in this Proxy Statement henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “ViewRay,” “we,” “us” and “our” refer to ViewRay, Inc., a Delaware corporation.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 17, 2020 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the Notice of Internet Availability of Proxy Materials, including an option to request paper copies on an ongoing basis. We are making this Proxy Statement available on the Internet on or about April 24, 2020 and are mailing the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting on or about April 24, 2020. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The only voting securities of ViewRay are shares of common stock, $0.01 par value per share (the “common stock”), of which there were 147,399,273 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year 2019 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement. You also may obtain a copy of ViewRay’s Annual Report, without charge, by writing to our Investor Relations department at the above address.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 147,399,273 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record. As a stockholder of record, you may: vote electronically at the Annual Meeting; vote by proxy on the Internet or by telephone; or vote by returning a proxy card, if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Proxy Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Proxy Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting, unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on five proposals:

•	Proposal No. 1: the election of three Class II directors to hold office until our 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•

Proposal No. 2: the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	Proposal No. 3: the approval of the ViewRay, Inc. Amended & Restated 2015 Equity Incentive Award Plan;

•	Proposal No. 4: the advisory vote on the frequency of future advisory votes on executive compensation; and

•	Proposal No. 5: the advisory vote to approve ViewRay’s executive compensation.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the board of directors recommend I vote on the Proposals?

The board of directors recommends that you vote:

•	FOR each of the Class II director nominees;

•

FOR ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	FOR the approval of the Amended & Restated 2015 Equity Incentive Award Plan;

•	FOR 1 YEAR as the recommended frequency of future advisory votes on executive compensation, on an advisory basis; and

•	FOR the approval, on an advisory basis, of ViewRay’s executive compensation.

How do I vote?

•	For Proposal No. 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the board of directors.

•	For Proposal No. 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

•	For Proposal No. 3, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

•	For Proposal No. 4, you may vote for any of the three alternatives, every one, two or three years, or abstain from voting.

•	For Proposal No. 5, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•

To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•

To vote by telephone, call the toll-free number found on the proxy card you request and receive by mail or e-mail, or the toll-free number that you can find on the website referred to on the Notice of Internet Availability of Proxy Materials.

•

To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

•

To vote via the virtual meeting website, visit www.virtualshareholdermeeting.com/VRAY2020. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VRAY2020.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 11, 2020. Even if you have submitted your vote before the Annual Meeting, you may still attend the virtual Annual Meeting and vote electronically. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes, or the Inspector of Election. If you are a stockholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2, Proposal 3 and Proposal 5, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. For Proposal 4, the Inspector of Election will separately count “1 year,” “2 year,” and “3 year” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” and “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1), vote on the Amended & Restated 2015 Equity Incentive Award Plan (Proposal 3), advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4), and advisory vote to approve ViewRay’s executive compensation (Proposal 5) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1, Proposal 3, Proposal 4 and Proposal 5.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected. “Withheld” votes and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions) is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 3, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 4, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 5, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card, but do not make specific choices?

If we receive a signed and dated Proxy Card and that Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020, “For” the approval of the ViewRay, Inc. Amended & Restated 2015 Equity Incentive Award Plan, for “1 year” as the recommended frequency of future advisory votes on executive compensation, and “For” the approval, on an advisory basis, of ViewRay’s executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail or on the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to ViewRay’s Corporate Secretary at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

•	You may attend the virtual Annual Meeting and vote electronically at the Annual Meeting. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 25, 2020, to ViewRay’s Secretary at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 12, 2021 and March 14, 2021; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 12, 2021, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present by remote communication or represented by proxy at the Annual Meeting. On the Record Date, there were 147,399,273 shares of common stock outstanding and entitled to vote.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even if the proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Attending the Annual Meeting

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2020, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice or on the proxy card that you request and receive by mail or e-mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors.

The board of directors currently consists of nine seated directors, divided into the three following classes:

•	Class I directors: Scott W. Drake, B. Kristine Johnson and Keith Grossman, whose current terms will expire at the annual meeting of stockholders to be held in 2022;

•	Class II directors: Daniel Moore, Gail Wilensky, Ph.D., and Kevin Xie, Ph.D., whose current terms will expire at the Annual Meeting; and

•	Class III directors: Caley Castelein, M.D., Brian K. Roberts and Scott Huennekens, whose current terms will expire at the annual meeting of stockholders to be held in 2021.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification, until the third subsequent annual meeting of stockholders.

Daniel Moore, Gail Wilensky, Ph.D., and Kevin Xie, Ph.D. have been nominated for election at the Annual Meeting to serve as Class II directors. Each director to be elected will hold office from the date of his or her election by the stockholders until the third subsequent annual meeting of stockholders and until that director’s successor is duly elected and has been qualified, or until that director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of those substitute nominees as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Directors are elected by a plurality of the votes cast at the meeting. However, under our corporate governance guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will, within five business days of the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the Board. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and recommend to the Board of Directors whether to accept it. The Nominating and Corporate Governance Committee will consider all factors its members deem relevant in considering whether to recommend acceptance or rejection of the resignation offer. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote by the inspector of elections. In considering whether to accept the resignation offer, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors that the Board believes to be relevant. Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee or Board deliberations regarding whether to accept the offer of resignation.

The following table sets forth, for the Class II directors and for our other current directors, information with respect to their position/office held with the Company and their ages as of April 17, 2020:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Scott W. Drake	52	President, Chief Executive Officer and Director	2018
Keith Grossman (3)	59	Director	2018
B. Kristine Johnson	68	Director	2020
Class II Directors whose terms expire at the 2020 Annual Meeting of Stockholders and who are standing for election at the Annual Meeting
Daniel Moore (1)(3)	59	Director	2018
Gail Wilensky, Ph.D.	76	Director	2019
Kevin Xie, Ph.D.	49	Director	2019
Class III Directors whose terms expire at the 2021 Annual Meeting of Stockholders
Caley Castelein, M.D. (2)(3)	49	Director	2008
Brian K. Roberts (1)(2)	49	Director	2015
Scott Huennekens (1)(2)	55	Director	2018

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders

Daniel Moore has served as a member of our board of directors and our chair since February 2018. Mr. Moore has served as Chairman of the board of directors for medical device company LivaNova, PLC (NASDAQ: LIVN) since 2015. He has served as a member and Chairman of the board of directors for GI Dynamics, Inc. (ASX: GID), a medical device company since 2014. In addition, he previously served as a member of the board of directors of TriVascular (NASDAQ: TRIV), a medical device company, from 2010 to 2016. From 2007 to 2015, Mr. Moore served as Chief Executive Officer as well as a member of the board of directors of Cyberonics, Inc. (NASDAQ: CYBX), a medical device company. From 2012 until 2019, Mr. Moore served as a member of the board of directors (past-Chairman) of medical device company, BrainScope Company, Inc. He served as a member of the board of directors for Topera, Inc., a medical device company, from 2013 to 2015. From 1989 to 2007, Mr. Moore held various positions in sales, marketing and senior management for Boston Scientific Corporation (NYSE: BSX). Mr. Moore also serves on the board of directors of the BioHouston Executive Committee, the Weldon School of Biomedical Engineering Advisory Board and the Epilepsy Foundation of America. Other past board positions include the Medical Device Innovation Consortium, the Medical Device Manufacturers Association (past-Chairman), Smiling Kids, Inc., the Epilepsy Foundation of Texas (past-Chairman) and the Epilepsy Foundation of Texas-Houston (past-President). Mr. Moore holds a B.A. from Harvard University, and an M.B.A. from Boston University. We believe Mr. Moore is qualified to serve on our board of directors based on his diverse domestic and global business experience in the medical device industry.

Gail Wilensky, Ph.D. has served as a member of our board of directors since July 2019. Dr. Wilensky has served as a Senior Fellow at Project HOPE, an international non-profit health foundation, since January 1993. She has served as a member of the board of directors of UnitedHealth Group, Inc. (NYSE: UNH), a health and well-being services company, since January 1993. Dr. Wilensky has served as a member of the board of directors of Quest Diagnostics, Inc. (NYSE: DGX), a diagnostic testing and information company, since January 1997. She served in the Department of Defense as President and Chair, Health Care Advisory Subcommittee from September

2008 through August 2009, and from December 2006 to March 2008 as Co-Chair, Task Force on the Future of Military Health. Dr. Wilensky served as Co-Chair and Presidential Appointee of the Task Force to Improve Healthcare Delivery for the Nation’s Veterans from June 2001 to May 2003. From October 1997 to October 2001, she served as Chair of the Medicare Payment Advisory Committee. She served as Chair of the Physician Payment Review Commission from May 1995 to September 1997. From March 1992 to January 1993, Dr. Wilensky served as Deputy Assistant to the President for Policy Development. She served as Administrator of the Health Care Financing Administration (now known as the Centers for Medicare and Medicaid Services) directing the Medicaid and Medicare programs for the United States from January 1990 to March 1992. Dr. Wilensky serves on the Board of Regents of the Uniformed Services University of the Health Sciences (USUHS) and the Geisinger Health System Foundation and is an elected member of the National Academy of Medicine. She holds a B.A., M.A. and Ph.D. from the University of Michigan. We believe Dr. Wilensky is qualified to serve on our board of directors based on her extensive experience as an economist, as well as her advisory and policy making work in the medical technology and healthcare fields.

Kevin Xie, Ph.D. has served as a member of our board of directors since October 2019. Dr. Xie has served as President of Healthcare Holdings for Fosun Group, a Chinese international conglomerate and investment company, and Chief Representative of Fosun, NY since March 2015. From February 2012 to March 2015, Dr. Xie served as Managing Partner for Kinglington Capital, an investment company. He co-founded and served as Portfolio Manager for Locust Walk Capital from April 2010 to February 2012. From January 2009 to January 2010, Dr. Xie served as Healthcare Sector Head for Scopia Capital, a global hedge fund. From 2005 to 2008, he served as Principal and subsequently Managing Director for Great Point Partners, a healthcare hedge fund. Dr. Xie served as an Equity Analyst for Delaware Investments, an asset management firm, from June 2002 to July 2005. From 1999 to 2001, he served as Project Leader and Senior Scientist for Boehringer Ingelheim Pharmaceuticals, Inc. Dr. Xie holds a B.S. from Tianjin University in China, a Ph.D. from The City University in New York, and an M.B.A. from The Wharton School, University of Pennsylvania. We believe Dr. Xie is qualified to serve on our board based on his extensive expertise in the healthcare industry. Dr. Xie was designated by Fosun for election to the Board pursuant to a Securities Purchase Agreement related to our 2017 direct registered offering of common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH CLASS I NOMINEE NAMED ABOVE

Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Caley Castelein, M.D. has served as a member of our board of directors since January 2008. Since February 2017, Dr. Castelein has served as a member of the board of directors of Aerpio Therapeutics, Inc. (NASDAQ: ARPO), a biopharmaceutical company. He has served as a member of the board of directors for AliveCor, Inc., a medical device company and NewBridge Pharmaceuticals FZ, LLC, a specialty therapeutics company, since March 2015. Since October 2010, Dr. Castelein has served as a member of the board of directors of Boreal Genomics, Inc. Since March 2008, he has served as a Managing Director of Kearny Venture Partners, L.P. Additionally he founded KVP Capital, L.P. in 2013 and manages the fund which invests in small and mid-cap healthcare companies. Dr. Castelein served as a member of the board of directors for Waterstone Pharmaceuticals, Inc., a pharmaceutical company from March 2015 to March 2018. From March 2015 to November 2017, he served as a member of the board of directors of Wellpartner, Inc., a pharmaceutical distribution solutions company. From March 2015 to July 2015, Dr. Castelein served as a member of the board of directors of Neos Therapeutics, Inc. (NASDAQ: NEOS), a pharmaceutical company. He holds an A.B. from Harvard College and an M.D. from the University of California, San Francisco. We believe Dr. Castelein is qualified to serve on our board of directors based on his extensive investment experience in the healthcare industry.

Brian K. Roberts has served as a member of our board of directors since December 2015. Since January 2018, Mr. Roberts has served as Chief Financial Officer of Tarveda Therapeutics, Inc., a biopharmaceutical company. Since July 2016, he has served as a member of the board of directors for Valeritas Holdings, Inc.

(NASDAQ: VLRX), a medical technology company. Mr. Roberts served as Chief Operating and Financial Officer at Avedro, Inc., a pharmaceutical and medical device company, from January 2015 to October 2016. He served as Chief Financial Officer at Insulet Corporation (NASDAQ: PODD), also a medical device company, from March 2009 to November 2014. Mr. Roberts served as Chief Financial Officer at Jingle Networks, Inc., an advertising and technology solutions company, from September 2007 to December 2008. From June 2001 to July 2007, he held various leadership roles, including serving as Chief Financial Officer of Digitas, Inc. (NASDAQ: DTAS), (a/k/a DigitasLBi, Inc.), a marketing and technology agency. Mr. Roberts served as Vice President of Finance at Idiom Technologies, Inc., a provider of globalization management, from January 2000 to June 2001. From 1997 to 1999, he served as U.S. Controller of The Monitor Group, a consulting firm. Mr. Roberts served as an Auditor with Ernst & Young LLP from 1993 to 1997. He holds a B.S. from Boston College. We believe Mr. Roberts is qualified to serve on the Board because of his over 20 years of financial, operational and strategic experience in private and public companies.

Scott Huennekens has served as a member of our board of directors since February 2018. Mr. Huennekens has served as a member of the board of directors for NuVasive, Inc. (NASDAQ: NUVA), a medical device company, since September 2018. He served as Chairman of the Board, President and Chief Executive Officer of Verb Surgical, Inc., a medical device company, from August 2015 to January 2019. Mr. Huennekens served as a member of the board of directors of REVA Medical, Inc. (ASX: RVA), a medical device company from April 2015 to May 2018. From April 2013 to November 2016, he served as a member of the board of directors as well as Chairman of the Board at EndoChoice, Inc. and EndoChoice Holdings, Inc. (NYSE: GI), a medical device company. Mr. Huennekens served as President and Chief Executive Officer, and as a member of the board of directors of Volcano Corporation (NASDAQ: VOLC), a medical device company, from March 2002 to February 2015. From March 1997 to March 2002, he served in leadership roles, including President and Chief Executive Officer for Digirad Corporation (NASDAQ: DRAD), a diagnostic imaging solutions provider. Mr. Huennekens served in various leadership roles in divisions of Baxter International, Inc. (NYSE: BAX) from July 1993 to March 1997. From August 1991 to June 1993, he worked for Birtcher Medical Systems, Inc., and from September 1986 to August 1989, Mr. Huennekens served as an Audit Senior for Deloitte & Touche. Since 2009, Mr. Huennenkens has served as a member of the board of directors, and from 2014 to 2016 was Chairman of the board of directors for the Medical Device Manufacturer’s Association (MDMA). He holds a B.S. from the University of Southern California and an M.B.A. from the Harvard Business School. We believe Mr. Huennekens is qualified to serve on our board of based on his over 25 years of extensive experience in the medical device industry, developing advanced and innovative technological initiatives.

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Scott W. Drake has served as our President and Chief Executive Officer and as a member of our board of directors since July 2018. Mr. Drake has over 25 years of experience in the private and public sectors of the medical technology industry. From August 2011 to August 2017, he served as President and Chief Executive Officer, and as a member of the board of directors of The Spectranetics Corporation (NASDAQ: SPNC), a medical device company. From November 2009 to July 2011, Mr. Drake was a Senior Vice President of DaVita Corporation (NYSE: DVA), a provider of kidney care and dialysis. He has served as the Chairman of the Board of AtriCure, Inc. (NASDAQ: ATRC) since September 2013, as well as a member of the board of directors of Zayo Group Holdings, Inc. (formerly NYSE: ZAYO) since November 2018. In March 2020, Zayo completed a merger agreement and is now a privately held company and its common stock has ceased trading on the NYSE. Mr. Drake serves as the Chairperson of the AdvaMed Radiation Therapy Sector as well as a board member for the Medical Device Manufacturers Association (MDMA). He holds a B.S. in Business Administration from Miami University of Ohio. We believe Mr. Drake is qualified to serve on our board of directors because of his extensive management experience, growing revenue and driving operational improvements.

Keith Grossman has served as a member of our board of directors since July 2018. Mr. Grossman has over 35 years of experience in the medical device field. He was named Chairman, CEO and President of Nevro Corporation (NYSE: NVRO) in March of 2019. From 2014 to 2016 he served for the second time as the

President, Chief Executive Officer and director of Thoratec Corporation (NASDAQ: THOR), leading up to its sale to St. Jude Medical. Prior to Thoratec, he served as President, Chief Executive Officer and director of Conceptus, Inc., a women’s health medical device company, leading up to its 2013 sale to Bayer Healthcare. Prior to Conceptus, Mr. Grossman served as managing director of TPG (Texas Pacific Group), a private equity firm, as a member of its healthcare investment team from 2007 to 2011. Prior to TPG, Mr. Grossman served as Thoratec’s President, Chief Executive Officer and director for the first ten years of its growth as a commercial company from 1996 to 2006. In addition to Nevro, Mr. Grossman currently serves as Vice Chairman of Alcon, Inc. (NYSE: ALC), and Chairman of Outset Medical, Inc. (privately held), and previously served as a member of the Board of directors of Intuitive Surgical, Inc. (NASDAQ: ISRG) , Kyphon, Inc. (NASDAQ: KYPH), Zeltiq, Inc. (NASDAQ: ZLTQ) and a number of privately held medical device companies. Mr. Grossman holds a B.S. from The Ohio State University and an M.B.A. from Pepperdine University. We believe Mr. Grossman is qualified to serve on our board of directors because of his deep experience in leading innovative medical technology companies, delivering value to patients and customers as well as growth for stockholders.

B. Kristine Johnson was appointed as a member of our board of directors in April 2020. Ms. Johnson has served as President and General Partner of Affinity Capital Management, a venture capital firm, since 2000. She has served as member of the board of directors of AtriCure, Inc. (NASDAQ: ATRC), a medical device company, since March 2017. Ms. Johnson has served as a member of the board of directors of ClearPoint Neuro (NASDAQ: CLPT) (formerly MRI Interventions, Inc.), a medical device company, since August 2019. She served as a member of the board of directors of Piper Sandler (formerly Piper Jaffray), an investment banking firm, from 2003 to 2019. Ms. Johnson served as a member of the board of directors of The Spectranetics Corporation (NASDAQ: SPNC), a medical device company, from 2012 to 2017. She served as a member of the board of directors of ADC Telecommunications from 1991 to 2006. Ms. Johnson served as a member of the board of directors of Pentair, Inc., an industrial manufacturing company from 1991 to 2005. She held various positions at Medtronic (NYSE: MDT) from 1982 to 1999, including Senior Vice President and Chief Administrative Officer from 1998 to 1999, President and General Manager, Vascular Business from 1996 to 1997, and President and General Manager, Tachyarrhythmia Management Business from 1990 to 1996. Ms. Johnson serves as a member of the board of directors of the University of Minnesota Foundation Investment Advisors and the University of Minnesota Physicians. She holds a B.A. from St. Olaf College. We believe Ms. Johnson is qualified to serve on our board based on her extensive experience in the medical device industry as well as her depth of knowledge in the investment banking and capital management arenas.

Director Compensation

Effective January 1, 2019, our board of directors approved a compensation policy for our non-employee directors, or the Director Compensation Policy. Pursuant to the Director Compensation Policy for 2019, each non-employee director received the following amounts for their services (as compared to 2018 compensation):

Compensation	2018	2019
Director Annual Retainer	$40,000	$45,000
Board of Directors Chair	$35,000	$35,000
Audit Committee Chair	$20,000	$20,000
Audit Committee	$10,000	$10,000
Compensation Committee Chair	$15,000	$15,000
Compensation Committee	$7,000	$7,000
Nominating and Corporate Governance Committee Chair	$10,000	$10,000
Nominating and Corporate Governance Committee	$5,000	$10,000

Under the Director Compensation Policy, each non-employee director may elect to receive the Annual Retainer in cash or Deferred Stock Units (“DSUs”). If the non-employee director elects to receive the Annual Retainer in the form of cash, the Annual Retainer will be paid in arrears in equal quarterly installments following the close of each calendar quarter, subject to pro-ration (rounded down to the nearest month) if a non-employee director serves less than a full calendar quarter. All cash Annual Retainer payments will be paid no later than March 15 of the calendar year that follows the year in which the director’s services were performed. If the non-employee director elects to receive the Annual Retainer in the form of DSUs, the underlying shares of our common stock will not be issued to the non-employee director until the earlier of the date the non-employee director terminates service with us or upon a change of control of our Company (as defined in our 2015 Equity Incentive Award Plan).

Under the 2019 Director Compensation Policy, upon the director’s initial appointment or election to our board of directors, each non-employee director received an initial equity grant with an aggregate grant date fair value equal to $175,000, either (i) 100% in the form of Restricted Stock Units (“RSUs”), or (ii) at the director’s written election, 50% in the form of RSUs and 50% in the form of stock options (an “Initial Grant”). Unless a different vesting schedule is specified, an Initial Grant will vest as to 1/36th of the shares subject to the award on each monthly anniversary of the applicable grant date, subject to continued service through each applicable vesting date. In addition, each non-employee director who had been serving as a director and continued to serve as a director was automatically granted on the first trading day of January 2019, an annual grant of RSUs with an aggregate grant date fair value equal to $115,000 (an “Annual RSUs”), which reflected an increase of $15,000 from 2018 levels in an effort to bring our director compensation program more in line with market practices. The Annual RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service through such vesting date. In addition, pursuant to the terms of the 2019 Director Compensation Policy, all equity awards outstanding and held by a non-employee director will vest in full immediately prior to the occurrence of a change in control (as defined in the applicable equity plan such awards were granted under).

In approving the Director Compensation Policy, our board of directors considered market data provided by our compensation consultant, as described below in the “Executive Compensation – Overview of Executive Compensation Program – Use of Market Data for Comparison Against Peer Companies” section, regarding compensation paid to directors of similarly situated companies in our industry and determined that the levels of cash for director compensation, are appropriate. While the Company’s board of directors considers director compensation annually, market data is currently compiled and assessed every other year.

In connection with her initial appointment to our board of directors, in July 2019, we granted Dr. Wilensky an Initial Grant of 19,841 RSUs. The RSUs vest as to 1/36th of the shares on each monthly anniversary of August 1, 2019, subject to Dr. Wilensky’s continued service through each applicable vesting date. In connection with his initial appointment to our board of directors, in October 2019, we granted Dr. Xie an Initial Grant of 62,500 RSUs. The RSUs vest as to 1/36th of the shares on each monthly anniversary of November 1, 2019, subject to Dr. Xie’s continued service through each applicable vesting date.

Effective April 6, 2020, in light of the Company’s broader efforts to preserve capital and foster its ability to conduct its business in light of the coronavirus pandemic, the directors determined to reduce their retainer fees for the remainder of 2020 by 30%. At year-end 2020, we will make the directors whole and pay each a lump sum in the amount of the retainer reductions realized during 2020, subject to our cash position at year end and revenue prospects for 2021 being at appropriate levels and consistent with our capital commentary provided during our March 12, 2020 earnings call.

2019 Director Compensation Table

The following table sets forth information for the year ended December 31, 2019 regarding the compensation awarded to, earned by or paid to our non-employee directors.

Name of Director	Fees Earned or Paid in Cash ($)(1)	RSU Awards ($)(2)	Total ($)
Caley Castelein, M.D.	$62,000	$115,000	$177,000
Keith Grossman	55,000	115,000	170,000
Scott Huennekens	60,000	115,000	175,000
Henry A. McKinnell, Jr., Ph.D. (3)	29,917	—	29,917
Daniel Moore	90,000	115,000	205,000
Aditya Puri (3)	25,833	—	25,833
Brian K. Roberts	75,000	115,000	190,000
Theodore T. Wang, Ph.D. (3)	18,750	—	18,750
Gail Wilensky, Ph.D. (4)	22,500	232,500	255,000
Kevin Xie, Ph.D. (5)	11,250	203,750	215,000

(1)

Includes the following fees earned in 2019 that were satisfied through the grant of DSUs for which the underlying common stock will be issued upon the earlier of a change in control or the director’s termination of service.

Name of Director	2019 Fees Satisfied in Deferred Restricted Stock Units
Caley Castelein, M.D.	$62,000
Keith Grossman	55,000
Scott Huennekens	60,000
Henry A. McKinnell, Jr., Ph.D.	29,917
Daniel Moore	90,000
Aditya Puri	25,833
Brian K. Roberts	—
Theodore T. Wang, Ph.D.	18,750
Gail Wilensky, Ph.D.	22,500
Kevin Xie, Ph.D.	—

(2)

Amounts shown represent the aggregate grant date fair value of RSUs granted, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 12, 2020 for the assumptions used in calculating this amount. As of December 31, 2019, each of our non-employee directors held the following outstanding DSUs, RSUs and options to purchase shares of our common stock:

Name of Director	Deferred Stock Units (#)	Restricted Stock Units (#)	Shares Subject to Outstanding Options (#)
Caley Castelein, M.D.	46,929	18,668	84,305
Keith Grossman	8,928	18,668	53,765
Scott Huennekens	15,543	18,668	71,169
Daniel Moore	14,610	18,668	71,169
Brian K. Roberts	27,875	18,668	84,305
Gail Wilensky, Ph.D.	2,459	26,360	—
Kevin Xie, Ph.D.	—	72,767	—

(3)

Mr. Puri and Dr. McKinnell, Jr. retired from our board of directors on June 13, 2019. Mr. Wang retired from the board of directors effective July 15, 2019. None of these former directors held any outstanding DSUs, RSUs or options to purchase shares of our common stock as of December 31, 2019.

(4)	Dr. Wilensky was appointed to our board of directors in July 2019.
(5)	Dr. Xie was appointed to our board of directors in October 2019.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

The audit committee of our board of directors has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020 and is seeking ratification of this selection by our stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Services

The following table provides information regarding the fees incurred to Deloitte & Touche LLP during the years ended December 31, 2019 and 2018. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$1,254,000	$822,110
Audit-Related Fees(2)	—	2,047
Tax Fees(3)	17,343	32,760
All Other Fees(4)	—	142,472

Total Fees	$1,271,343	$999,389

(1)

Audit Fees of Deloitte & Touche LLP for 2019 and 2018 were for professional services rendered for the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents and comfort letters in connection with registration statement filings with the SEC. In 2019, the audit fees also included fees associated with the annual audit of our internal controls over financial reporting.

(2)	Audit-related fees include technical library access. No such services were incurred in 2019.
(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.
(4)

All Other Fees include any fees billed that are not audit, audit-related or tax fees. No such services were incurred in 2019. In 2018, fees were incurred for services associated with an enterprise risk management engagement.

Audit Committee Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. The audit committee may delegate authority to one or more of the members of the audit committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full audit committee at its next scheduled meeting. Audit committee pre-approval of non-audit services (other than review and attest services) is not required if those services fall within available exceptions established by the SEC.

The audit committee pre-approved all audit, audit-related, tax and other services provided by Deloitte & Touche LLP for 2019 and 2018 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of ViewRay, Inc. (“ViewRay”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of ViewRay’s board of directors. The audit committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of ViewRay’s investor relations website at http://investors.viewray.com/corporate-governance/highlights. Management has the primary responsibility for ViewRay’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management ViewRay’s audited financial statements as of and for the year ended December 31, 2019.

The audit committee has discussed with Deloitte & Touche LLP, ViewRay’s independent registered public accounting firm, the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee discussed Deloitte & Touche LLP’s independence with their representatives and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audits of ViewRay’s financial statements and internal controls over financial reporting.

Based on these reviews and discussions, the audit committee has recommended to ViewRay’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as ViewRay’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of this selection by the stockholders.

Audit Committee

Brian K. Roberts, Chairman

Scott Huennekens

Daniel Moore

PROPOSAL NO. 3

APPROVAL OF THE AMENDED & RESTATED 2015 EQUITY INCENTIVE AWARD PLAN

On April 14, 2020, our Board of Directors approved the ViewRay, Inc. Amended and Restated 2015 Equity Incentive Award Plan (the “Amended 2015 Plan”), which amends and restates our ViewRay, Inc. 2015 Equity Incentive Award Plan (the “Existing 2015 Plan”), subject to approval by our stockholders. We are asking stockholders to consider and vote upon a proposal to approve the Amended 2015 Plan.

The Company anticipates that its equity-based compensation needs will soon exceed the remaining shares available under the Existing 2015 Plan. Upon the recommendation of the Compensation Committee, the Board on April 14, 2020 therefore approved the Amended 2015 Plan, subject to the receipt of stockholder approval at the Annual Meeting. The Amended 2015 Plan provides for the grant of stock options, restricted stock, restricted stock units, performance awards, dividend equivalents, deferred stock, deferred stock units, stock payments, and stock appreciation rights.

The primary change to the Amended 2015 Plan is to eliminate the evergreen provision in the Existing 2015 Plan and replace it with a share reserve of 3,250,000 shares of our common stock, plus the shares remaining available for issuance under the Existing 2015 Plan as of the date of shareholder approval of the Amended 2015 Plan, plus any shares subject to outstanding awards under the Existing 2015 Plan that are subsequently forfeited or settled in cash. In addition, the Amended 2015 Plan includes a handful of additional amendments, including (i) changes to address recent changes to Section 162(m) of the Internal Revenue Code; (ii) the addition of a minimum vesting provision; (iii) the addition of limits to the compensation payable to non-employee directors of the Board and (iv) updates to the plan’s share recycling provisions. If the Amended 2015 Plan is not approved, the Existing 2015 Plan will remain in effect.

The following table sets forth certain information about the Amended 2015 Plan, as well as the Company’s Existing 2015 Plan:

Common shares outstanding as of March 31, 2020	147,396,985
Number of shares being requested under the Amended 2015 Plan	3,250,000
Number of shares available for future awards under the Existing 2015 Plan at March 31, 2020	3,262,316
Number of shares subject to outstanding stock options at March 31, 2020	6,147,456
Number of shares outstanding at March 31, 2020 relating to awards of restricted stock and restricted stock units	6,970,202
Maximum option term	10 years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options as of March 31, 2020	2.7 years
Weighted average exercise price of outstanding options as of March 31, 2020	$7.44
Approximate number of shares available for awards under the Amended 2015 Plan if this proposal is approved	6,512,316

If the Amended 2015 Plan is approved, the Company’s total potential dilution from the shares available for issuance under its equity incentive plans would increase from 9.25% as of March 31, 2020 to 10.95%. The Compensation Committee has considered this potential dilution level in the context of competitive data from its peer group, and believes that the resulting dilution levels would be within normal competitive ranges.

The Company manages its long-term dilution goal by monitoring the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares granted under the Company’s equity incentive plans divided by the weighted average number of common shares outstanding at the end of the year. The Company has calculated the burn rate under the Existing 2015 Plan and the 2018 Inducement Program for the past three years, as set forth in the following table:

	Options Granted	Full-Value Shares Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate
Fiscal 2017	2,986,244	56,022	58,457,868	5.20%
Fiscal 2018	6,997,114	1,767,542	81,123,140	10.80%
Fiscal 2019	2,652,505	3,356,820	102,001,954	5.89%

The three-year average burn rate is 7.30%.

An additional metric that the Company uses to measure the cumulative impact of its equity program is overhang (the number of shares subject to equity awards outstanding but not exercised or settled plus the number of shares available to be granted, divided by the sum of the total number of shares of Company common stock outstanding at the end of the year). If the Amended 2015 Plan is approved, the Company’s potential overhang will increase by approximately 2.2%, and then would be expected to decline as awards are exercised and/or become vested.

When considering the size of the share reserve under the Amended 2015 Plan, the Compensation Committee also reviewed, among other things, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the Amended 2015 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the Compensation Committee currently anticipates that the additional 3,250,000 shares under the Amended 2015 Plan, in combination with the shares remaining available under the Existing 2015 Plan and the shares added back to the Existing 2015 Plan from forfeitures or cash settlement of awards previously granted, are expected to satisfy the Company’s equity compensation needs for approximately one year of similar levels of awards.

In order to minimize shareholder dilution, the Amended 2015 Plan provides that, if the exercise price or withholding obligation of any award granted under the Amended 2015 Plan is satisfied by tendering shares to the Company or by withholding shares, such tendered or withheld shares will not again be made available for issuance under the Amended 2015 Plan.

The closing price of a share of our common stock on the NASDAQ Stock Market on April 17, 2020 was $2.57.

Why You Should Vote to Approve the Amended 2015 Plan

The Board recommends that our shareholders approve the Amended 2015 Plan because it believes that the Amended 2015 Plan promotes the success and enhances the value of the Company by linking the individual interests of employees, consultants and non-employee directors of the Company and its affiliates to those of the Company’s stockholders and provides such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Amended 2015 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of such individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The approval of the Amended 2015 Plan will enable us to continue to provide such incentives.

Highlights of the Amended 2015 Plan. Specific features of the Amended 2015 Plan that are consistent with good corporate governance practices include, but are not limited to:

•	Elimination of the “evergreen” feature of the Existing 2015 Plan pursuant to which the shares authorized for issuance under the Amended 2015 Plan can be automatically replenished.

•

There can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award in exchange for a replacement award at a lower price or by reducing the exercise price of the award (other than in connection with a change in our capitalization).

•

Dividend, distribution and dividend equivalent rights may not be paid on any unvested restricted stock or restricted stock units or unearned performance-based awards. No dividend, distribution and dividend equivalent rights may be granted on stock options or SARs.

•

The Amended 2015 Plan includes a $500,000 cap on the aggregate dollar value of equity-based (based on grant date fair value) and cash compensation granted under the plan or otherwise during any calendar year to any non-employee director, which limit is increased by 200% in the calendar year in which the non-employee director first joins the Board or is designated as Chairman of the Board.

•

Awards will be subject to a minimum vesting period of one year after the grant date with respect to 95% of the shares reserved for issuance under the Amended 2015 Plan. This minimum vesting requirement will not apply to the other 5% of the share pool. Exceptions to this minimum vesting provision will apply in the case of awards that accelerate and vest on a change of control, death or disability or awards made to non-employee directors that vest at the next annual shareholder meeting, provided that annual meetings are at least 50 weeks apart. Such awards will not count against the 5% share pool reserve or be subject to the minimum vesting requirement.

•

Awards under the Amended 2015 Plan, including any shares subject to an award, may be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company now or in the future.

Amended 2015 Plan Summary

The following is qualified in its entirety by the full text of the Amended 2015 Plan, which is attached to this Proxy Statement as Appendix A and is incorporated by reference into this proposal.

Purpose and Eligibility

The purpose of the Amended 2015 Plan is to promote the success and enhance the value of the Company by linking the individual interests of the members of the board, employees, and consultants of the Company and its affiliates to those of the Company’s stockholders and provide such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Amended 2015 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the board, employees, and consultants of the Company and its affiliates upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Awards may be granted under the Amended 2015 Plan to employees, non-employee directors, advisors and consultants of the Company and its affiliates, as selected by the Administrator. There are currently approximately 250 individuals who would be eligible to receive awards under the Amended 2015 Plan. Further, only our employees or employees of our subsidiaries are eligible to receive incentive stock options.

Effective Date and Term; Amendment and Termination

The Amended 2015 Plan was adopted by the Board on April 14, 2020, and will become effective upon approval by the Company’s stockholders (the “Effective Date”). The Amended 2015 Plan will remain available for the grant of awards until the tenth (10th) anniversary of the Effective Date. However, incentive stock options may not be granted under the Amended 2015 Plan after April 14, 2030. The Amended 2015 Plan may be terminated at such earlier time as the Board may determine (subject to certain limitations described in the following paragraph).

The Amended 2015 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Compensation Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may (other than in connection with changes in the Company’s capital stock) increase the limits on the maximum number of shares which may be issued under the Amended 2015 Plan. Except for changes intended to comply with the requirements of Section 409A of the Internal Revenue Code, no amendment, suspension or termination of the Amended 2015 Plan will, without the consent of the award holder, materially and adversely affect any rights or obligations under any award theretofore granted or awarded, unless the award itself otherwise expressly so provides. No awards may be granted or awarded during any period of suspension or after termination of the Amended 2015 Plan.

Administration

The Compensation Committee (or another committee or a subcommittee of the Board or the Compensation Committee assuming the functions of the Committee under the Amended 2015 Plan) will administer the Amended 2015 Plan (except as otherwise permitted under the Amended 2015 Plan). However, the full Board, acting by a majority of its members in office, will conduct the general administration of the Amended 2015 Plan with respect to awards granted to non-employee directors. The Board or Compensation Committee may delegate its authority to the extent permitted by the Amended 2015 Plan.

The Administrator will conduct the general administration of the Amended 2015 Plan in accordance with its provisions. The Administrator will have the power to interpret the Amended 2015 Plan, any program adopted pursuant to the Amended 2015 Plan and the applicable award agreement, and to adopt such rules for the administration, interpretation and application of the Amended 2015 Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any such program or applicable award agreement. However, the rights or obligations of the holder of an award that is the subject of any such program or award agreement cannot be affected materially and adversely by such amendment, unless the consent of the holder is obtained or such amendment is otherwise intended to comply with the requirements of Section 409A of the Internal Revenue Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Amended 2015 Plan (except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee).

Subject to the by-laws of the Company, the charter of the Compensation Committee and any specific designation in the Amended 2015 Plan, the Administrator has the exclusive power, authority and sole discretion to:

•	designate eligible individuals to receive awards;

•	determine the type or types of awards to be granted to each eligible individual;

•	determine the number of awards to be granted and the number of shares to which an award will relate subject to the limitations set forth in the Amended 2015 Plan;

•	subject to limitations set forth in the Amended 2015 Plan, determine the terms and conditions of any award granted pursuant to the Amended 2015 Plan;

•

determine whether, to what extent, and pursuant to what circumstances an award may be settled in, or the exercise price of an award may be paid in cash, shares, other Awards, or other property, or an award may be canceled, forfeited, or surrendered;

•	prescribe the form of each award agreement;

•	decide all other matters that must be determined in connection with an award;

•	establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Amended 2015 Plan;

•	interpret the terms of, and any matter arising pursuant to, the Amended 2015 Plan, any program adopted pursuant to the Amended 2015 Plan or any award agreement;

•	make all other decisions and determinations that may be required pursuant to the Amended 2015 Plan or as the Administrator deems necessary or advisable to administer the Amended 2015 Plan; and

•

accelerate wholly or partially the vesting or lapse of restrictions of any award or portion thereof at any time after the grant of an Award (subject to certain limitations set forth in the Amended 2015 Plan).

Shares Subject to Amended 2015 Plan

Subject to certain limitations set forth in the Amended 2015 Plan, the number of shares which may be issued or transferred pursuant to awards under the Amended 2015 Plan on or after the Effective Date will be equal to (i) 3,250,000 Shares, plus (ii) the number of shares remaining available for issuance under the Existing 2015 Plan as of the date of shareholder approval of the Amended 2015 Plan, plus (iii) any share subject to outstanding awards under the Existing 2015 Plan that are forfeited, expire or are settled in cash (the “Share Limit”). The maximum number of Shares with respect to incentive stock options which may be granted under the Amended 2015 Plan on or after the Effective Date will be 3,250,000 Shares.

If any shares subject to an award are forfeited or expire or such award is settled for cash (in whole or in part), the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of awards under the Amended 2015 Plan and will be added back to the Share Limit. In addition, the following shares will not be available for future grants of awards under the Amended 2015 Plan and will not be added back to the Share Limit: (i) shares tendered by a holder of an award or withheld by the Company in payment of the exercise price of an stock option or a stock appreciation right; (ii) shares tendered by the holder of an award or withheld by the Company to satisfy any tax withholding obligation with respect to an award; and (iii) shares purchased on the open market with the proceeds from the exercise of awards.

Substitute awards granted under the plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction will not reduce the shares authorized for grant under the Amended 2015 Plan. Additionally, in the event that a company acquired by the Company or any affiliate or with which the Company or any affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Amended 2015 Plan and will not reduce the shares authorized for grant under the Amended 2015 Plan.

Non-Employee Director Limitations

Subject to adjustment provisions in the Amended 2015 Plan, the aggregate grant date fair market value of share subject to awards granted under the Amended 2015 Plan, together with any cash compensation paid or payable, during any calendar year to any one non-employee director will not exceed $500,000. However, with respect to the calendar year in which a non-employee director first joins the Board or is designated as Chairman of the Board or Lead Director, such maximum dollar value may be up to two hundred percent (200%) of the dollar value set forth in the foregoing limit.

Minimum Vesting

Awards granted under the Amended 2015 Plan may not become exercisable, vest or settle, in whole or in part, prior to the one-year anniversary of the date of grant. The following are exceptions: (1) the Compensation Committee may provide that awards become exercisable, vest or settle prior to such date in the event of the participant’s death or disability or in connection with a change in control, (2) awards to non-employee directors may vest on the Company’s next annual meeting of shareholders (provided that such annual meetings are at least fifty (50) weeks apart), and (3) up to 5% of the aggregate number of shares authorized for issuance under the Amended 2015 Plan may be issued without regard to the restrictions of the sentence.

Awards

Awards under the Amended 2015 Plan may be made in the form of stock options, restricted stock, restricted stock units, performance awards, dividend equivalents, deferred stock, deferred stock units, stock payments, and stock appreciation rights.

•

Nonqualified Stock Options, or NQSOs, will provide for the right to purchase shares of common stock at a specified price that may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the Administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with the Company and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NQSOs may be granted for any term specified by the Administrator that does not exceed 10 years. Holders of a NQSO will not have any voting rights and will have no rights to receive dividends or dividend equivalents in respect of a NQSO or shares subject to a NQSO until the holder of such a stock option becomes the holder of record of such shares.

•

Incentive Stock Options will be designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, Incentive Stock Options must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant, may only be granted to employees of the Company and its subsidiaries, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an Incentive Stock Option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of the capital stock of the Company, the Amended 2015 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the Incentive Stock Option must not be exercisable after a period of five years measured from the date of grant. Holders of Incentive Stock Options will not have any voting rights and will have no rights to receive dividends or dividend equivalents in respect of Incentive Stock Options or shares subject to an Incentive Stock Option until the holder of such a stock option becomes the holder of record of such shares.

•

Restricted Stock Awards may be granted to any eligible individual and made subject to such restrictions as may be determined by the Administrator. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. A holder of restricted stock, unlike recipients of stock options, will have all the rights of a stockholder with respect to the shares. However, all dividends and other distributions paid prior to the vesting of the award of restricted stock will only be paid to the holder when and to the extent that any vesting conditions on such award are satisfied and the underlying share of restricted stock vests.

•

Restricted Stock Unit Awards may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the Administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike Restricted Stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•

Deferred Stock Awards represent the right to receive shares of common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

•

Deferred Stock Units are denominated in units equivalent of shares of common stock, and vest pursuant to a vesting schedule or performance criteria set by the Administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units will have no voting rights prior to the time when vesting conditions are satisfied.

•

Stock Appreciation Rights, or SARs, entitle the holder to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the fair market value on the date of exercise of the Stock Appreciation Right by the number of shares with respect to which the Stock Appreciation Right will have been exercised, subject to any limitations the Administrator may impose. The exercise price of any Stock Appreciation Right granted under the Amended 2015 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. There are no restrictions specified in the Amended 2015 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Administrator in the SAR agreements. SARs under the Amended 2015 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the Administrator. Holders of SARs will not have any voting rights and will have no rights to receive dividends or dividend equivalents in respect of SARs or shares subject to a SAR until the holder of such a SAR becomes the holder of record of such shares.

•

Dividend Equivalent Awards represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and will only be paid out if and to the extent that the vesting conditions applicable to the underlying award are subsequently satisfied.

•

Performance Awards may be granted by the Administrator. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may also include bonuses that may be granted by the Administrator and that may be payable in cash or in common stock or in a combination of both.

•

Stock Payment Awards may be authorized by the Administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Effect of a Change in Control

In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the Amended 2015 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. Performance awards will vest in accordance with the terms and conditions of the applicable award agreement.

In the event that, within the 12 month period immediately following a change in control, a participant’s services are terminated other than for cause (as defined in the Amended 2015 Plan) or by such participant for good reason (as defined in the Amended 2015 Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to the outstanding equity awards held by such participant under the Amended 2015 Plan will accelerate effective as of the date of such termination. The Administrator may also make appropriate adjustments to awards under the Amended 2015 Plan.

Under the Amended 2015 Plan, a change in control is generally defined as:

•

A transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

•

During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction otherwise described in this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

•

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this definition as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

•	The Company’s stockholders approve a liquidation or dissolution of the Company.

Adjustments of Awards

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock other than an “equity restructuring” (as defined below), the Administrator may make equitable adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

•	the aggregate number and type of shares subject to the Amended 2015 Plan;

•	the number and kind of shares subject to outstanding awards;

•	the number and kind of shares for which grants are subsequently made to new and continuing non-employee directors;

•	the terms and conditions of outstanding awards; and

•	the grant or exercise price per share of any outstanding awards under the Amended 2015 Plan.

In the event of one of the adjustments described above or other corporate transactions, in order to prevent dilution or enlargement of the potential benefits intended to be made available under the Amended 2015 Plan, the Administrator has the discretion to make such equitable adjustments and may also:

•	provide for the termination or replacement of an award in exchange for cash or other property;

•

provide that such award may be assumed by the successor or survivor corporation or shall be substituted for by similar options, rights or awards covering stock of the successor or survivor corporation with appropriate adjustments as to the number and kind of shares and prices;

•

make adjustments in the number and type of shares of subject to outstanding awards, and in the number and kind of outstanding restricted stock or deferred stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards and awards which may be granted in the future;

•

provide that such award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Amended 2015 Plan or the applicable program under the Amended 2015 Plan or award agreement; and

•	provide that the award cannot vest, be exercised or become payable after such an event.

In the event of an equity restructuring, the Administrator will make appropriate, proportionate adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable. In addition, the Administrator will make equitable adjustments, as the Administrator in its discretion may deem appropriate to reflect such equity restructuring, with respect to the aggregate number and type of shares subject to the Amended 2015 Plan. The adjustments upon an equity restructuring are nondiscretionary and will be final and binding on the affected holders and the Company.

For purposes of the Amended 2015 Plan, “equity restructuring” means a nonreciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities) or the share price of our common stock (or other securities) and causes a change in the per share value of the common stock underlying outstanding stock-based awards granted under the Amended 2015 Plan.

Federal Income Tax Consequences

The following summarizes the currently applicable U.S. federal income tax consequences of awards that may be granted under the Amended 2015 Plan.

Incentive Stock Options. An option holder will not realize taxable income upon the grant or of an incentive stock option under the Amended 2015 Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder. If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements.

Restricted Stock Units. A grantee of restricted stock units does not recognize any taxable income for federal income tax purposes in the year of the award if the award is subject to restrictions. However, when the restricted stock units vest, the grantee generally recognize ordinary income in an amount equal to the fair market value of the restricted stock units at such time. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements.

Performance Awards. A distribution of common stock or a payment of cash in satisfaction performance awards will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if the Company complies with applicable reporting requirements.

Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the Common Stock received by the holder. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, and, as to SARs that are settled in shares of common stock, if the Company complies with applicable reporting requirements.

Plan Benefits

The following table sets forth information on stock options and full value awards (i.e., restricted stock, restricted stock units, and deferred awards) granted under the Existing 2015 Plan and includes awards subsequently forfeited, if any, as of March 31, 2020.

Name	Stock Options	Full Value Awards
Scott W. Drake President & Chief Executive Officer	314,044	1,685,956
Richard (Brian) Knaley SVP & Interim Chief Financial Officer	24,000	241,844
James F. Dempsey, Ph.D. Chief Scientific Officer	649,967	498,867
Shahriar (Shar) Matin Chief Operating Officer	157,022	1,300,130
Ajay Bansal Former Chief Financial Officer	909,407	28,168
James Alecxih Former Chief Commercial Officer	66,928	278,371
All Current Executive Officers as a Group	113,262	924,332
All Non-Employee Directors as a Group	364,713	458,670
All Employees (excluding Executive Officers as a Group)	2,718,134	1,820,503

New Plan Benefits

Grants of awards under the Amended 2015 Plan will be in the discretion of the Administrator. Accordingly, it is not possible as of the date of this proxy statement to determine the nature or amount of any awards under the Amended 2015 Plan that may be subject to future grants to employees, consultants, and non-employee directors of the Company and its affiliates.

Equity Compensation Plan Information

The Company currently maintains four equity compensation plans: The Company’s 2008 Stock Option and Incentive Plan (“2008 Plan”), the Existing 2015 Plan, the 2015 Employee Stock Purchase Plan (“ESPP”), and the 2018 Equity Inducement Program (“2018 Plan”). The following table sets forth the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2019 in each of the equity compensation plans.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(2)(3)	10,619,467	(4)	$6.34	3,437,769	(5)
Equity Compensation Plans Not Approved by Stockholders(6)	5,042,500	(7)	$9.42	253,986

Total	15,661,967		$7.41	3,691,755

(1)	Represents the weighted average exercise price of outstanding options.
(2)	Includes the ViewRay Incorporated 2008 Stock Option and Incentive Plan, or the 2008 Plan; the Existing 2015 Plan; and the ViewRay, Inc. 2015 Employee Stock Purchase Plan, or the ESPP.
(3)

For fiscal year 2019, the 2015 Plan contained an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, in each case subject to the approval of the Compensation Committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 15,000,000 shares of stock may be issued upon the exercise of incentive stock options. Reference this Proposal 3 above for the Company’s proposed amendment to the Existing 2015 Plan, which would eliminate this feature. The ESPP also contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2016 and ending in 2025, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 3,500,000 shares of stock may be issued under the ESPP. In February 2020, the Compensation Committee of our board of directors approved an amended and restated ESPP. The Company’s Annual Report on Form 10-K includes the amended and restated ESPP as Exhibit 10.26(b).

(4)

Consists of the following as of December 31, 2019: (i) 6,337,346 stock options under the Existing 2015 Plan, (ii) 3,224,777 restricted stock units under the Existing 2015 Plan, (iii) 364,713 director deferred stock options under the Existing 2015 Plan, (iv) 116,344 director deferred awards under the 2015 Plan, and (v) 576,287 stock options under the 2008 Plan.

(5)

Includes 694,429 shares that were available for future issuance as of December 31, 2019 under the 2015 Plan and 2,743,340 shares that were available for future issuance as of December 31, 2019 under the ESPP, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

(6)	Includes the ViewRay, Inc. 2018 Equity Inducement Program, or the 2018 Plan.
(7)	Consists of the following as of December 31, 2019 under the 2018 Plan: (i) 3,887,500 stock options, and (ii) 1,155,000 restricted stock units.

The 2018 Plan was adopted by our board of directors as of July 22, 2018 and was not approved by our stockholders in accordance with the exception from the requirement for the Company’s stockholders to approve equity incentive plans under Nasdaq Listing Rule 5635(c)(4). The purpose of the 2018 Plan is to further the long-term stability and success of the Company by providing a program to reward selected individuals hired as employees of the Company with grants of inducement awards. Unless otherwise provided in the 2018 Plan, the operative terms of any inducement awards granted under the 2018 Plan will adhere to the terms and conditions of the 2015 Plan. The board of directors (or any committee of the board to whom such authority has been delegated) approves the shares that may be issued under the 2018 Plan, which shares do not count against the shares reserved for issuance or per participant limits that apply under the 2015 Plan. Our board of directors or such committee determines the type, size, exercise price, if applicable, and the methods by which any award granted under the 2018 Plan may be exercised, if applicable, cancelled, forfeited or suspended. The board of directors or such committee may amend the 2018 Plan as it deems advisable and the Board may terminate the 2018 Plan at any time, except with regard to outstanding awards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE VIEWRAY, INC. AMENDED AND RESTATED 2015 EQUITY INCENTIVE AWARD PLAN

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are seeking an advisory vote on the frequency with which say-on-pay votes, such as Proposal 4 included in this proxy statement, should be held in the future. This advisory vote is commonly referred to as a “say on frequency” vote. This proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Because this proposal is advisory, it will not be binding on the Company, and the Board and the Compensation Committee may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Stockholders may vote to indicate their preference for conducting a say-on-pay vote:

•	Every year;

•	Every two years; or

•	Every three years.

Stockholders may also abstain from voting on this proposal.

Given the annual nature of executive compensation decisions, the Board believes that an advisory vote every year on executive compensation is the best approach for ViewRay.

Required Vote

The votes on Proposal No. 4 are advisory in nature and, therefore, are not binding on ViewRay. For purposes of determining the votes cast on the matter, abstentions and broker non-votes are not included. In addition, since stockholders have several voting choices, it is possible that no single choice will receive a majority or plurality of the votes cast. In light of the foregoing, the Board will consider the outcome of the vote when determining the frequency of holding the say on pay vote. While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation.

Unless otherwise indicated, properly executed proxies will be voted on Proposal No. 4 to hold an advisory vote on the compensation of ViewRay’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY “1 YEAR”

PROPOSAL NO. 5

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they approve of our named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement. The proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions. We believe that our compensation philosophy and practices are consistent with market practices, designed to retain key executives and reward company performance, and aligned with long-term stockholder interests. Accordingly, stockholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of the Company’s 2020 proxy statement, is hereby APPROVED.”

This advisory vote, commonly referred to as a “say on pay” vote is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

ViewRay’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of independent directors within the meaning of the Nasdaq Stock Market Rules. We carefully consider many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for our executives. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase stockholder value. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by those peers with whom we compete for executive talent. Targets for base salaries, annual cash incentive and incentive awards for executives factor in competitive data. A large proportion of our executive officers’ total potential compensation is performance-based in order to align their interests with those of our stockholders and place more of their compensation at risk and emphasize a long-term strategic view. The Compensation Committee deliberately designs compensation objectives in order to allocate a significant percentage of each of our named executive officers’ compensation to performance-based measures. As discussed in the Compensation Discussion and Analysis beginning on page 40 of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders.

Following the vote to be conducted at the Annual Meeting, it is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at the Company’s 2021 Annual Meeting of Stockholders.

Required Vote

The votes on Proposal No. 5 are advisory in nature and, therefore, are not binding on ViewRay. However, the Board and Compensation Committee will review the results of the vote in making future compensation decisions. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal No. 5 to approve the compensation of ViewRay’s named executive officers as disclosed in the Compensation Discussion and

Analysis, the compensation tables, and the related disclosure contained in this proxy statement set forth under the caption “Executive Compensation” of this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON VIEWRAY’S EXECUTIVE COMPENSATION

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 3, 2020, unless noted otherwise, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of March 3, 2020, and restricted stock units that vest within 60 days of March 3, 2020, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 147,440,028 shares of our common stock issued and outstanding on March 3, 2020. Unless noted otherwise, the address of each of the individuals and entities named below is c/o ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Entities affiliated with Fosun International Limited (1)	23,819,500	1,418,116	25,237,616	17.1%
Entities affiliated with FMR LLC (2)	21,665,084	—	21,665,084	14.7%
Entities affiliated with Hudson Executive Capital L.P. (3)	12,374,684	—	12,374,684	8.4%
Elekta AB (publ) (4)	11,501,597	—	11,501,597	7.8%
Entities affiliated with HealthCor Management, L.P. (5)	9,477,799	—	9,477,799	6.4%

Named Executive Officers and Directors
Scott W. Drake (6)	440,556	933,794	1,374,350	*
Shar Matin (7)	209,648	466,904	676,552	*
James Alecxih** (8)	—	105,621	105,621	*
Ajay Bansal*** (9)	10,132	765,325	775,457	*
Brian Knaley (10)	1,075	46,589	47,664	*
Caley Castelein, M.D. (11)	839,779	126,581	966,360	*
James F. Dempsey, Ph.D. (12)	6,471	840,222	846,693	*
Keith Grossman (13)	27,596	35,783	63,379	*
Scott Huennekens (14)	34,211	58,295	92,506	*
B. Kristine Johnson**** (15)	12,000	—	12,000	*
Daniel Moore (16)	37,184	62,200	99,384	*
Brian K. Roberts (17)	46,543	84,305	130,848	*
Gail Wilensky, Ph.D. (18)	14,686	2,952	17,638	*
Kevin Xie, Ph.D. (19)	19,061	5,323	24,384	*
All current directors and executive officers as a group (12 persons) (20)	1,688,810	2,662,948	4,351,758	3.0%

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
**	Mr. Alecxih resigned from the Company effective January 17, 2020.
***	Mr. Bansal resigned from the Company effective September 30, 2019.
****	Ms. Johnson was elected to the Board in April 2020.

(1)

Consists of (i) 2,813,834 shares of common stock held by Fosun International Limited, (ii) 19,408,222 shares of common stock and warrants exercisable within 60 days for 1,418,116 shares of Common Stock held by Strong Influence Limited, an indirect wholly-owned subsidiary of Fosun International Limited, and (iii) 1,597,444 shares of common stock held by Fosun Atlas Capital SICAV RAIF S.C.S., a fund managed by an indirect wholly-owned subsidiary of Fosun International Limited. Fosun International Limited may be deemed to beneficially own 25,237,616 shares of common stock, has sole voting and dispositive power over 2,813,834 of such shares, and has shared voting and dispositive power over 22,423,782 of such shares. Strong Influence Limited may be deemed to beneficially own, and have shared voting and dispositive power over, 20,826,338 of such shares. The address of Strong Influence Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The address of Fosun International Limited is Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Based on the Schedule 13D/A filed with the SEC on December 10, 2019.

(2)

Consists of shares held of record or beneficially owned, or that may be deemed to be beneficially owned by, FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Personal Trust Company,

FSB, FMR Co., Inc., Strategic Advisers LLC, FMR LLC, and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC representing 49% of the voting power of FMR LLC and have entered into a shareholders’ voting agreement with certain other stockholders of FMR LLC under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC. Accordingly, FMR LLC may be deemed to have sole voting power with respect to 8,243,664 shares of common stock. Each of FMR LLC and Abigail P. Johnson may be deemed to have shared dispositive power with respect to 21,665,084 shares of common stock. The address of each of the reporting persons is 245 Summer Street, Boston, Massachusetts 02210. Based on the Schedule 13G/A filed with the SEC on February 7, 2020.
(3)

Consists of shares held of record or deemed to be beneficially owned by Hudson Executive Capital LP (“Hudson Executive), HEC Management GP LLC (“Management GP”), and Douglas L. Braunstein. Hudson Executive serves as investment advisor to certain affiliated investment funds. Management GP is the general partner of Hudson Executive. Mr. Braunstein is the managing partner of Hudson Executive and the managing member of Management GP. Each of Hudson Executive, Management GP, and Mr. Braunstein may be deemed to beneficially own and share voting and dispositive power over all such shares of common stock. The address of each of Hudson Executive, Management GP, and Mr. Braunstein is 570 Lexington Avenue, 35th Floor, New York, New York 10022. Based on the Schedule 13D filed with the SEC on February 24, 2020.

(4)

Consists of shares owned directly by Elekta AB (publ) (“Elekta”). Elekta has sole voting and dispositive power over all such shares of common stock. Elekta’s address is P.O. Box 7593, Stockholm, Sweden SE-103 93. Based on the Schedule 13G filed with the SEC on December 12, 2019.

(5)

Consists of shares held of record or deemed to be beneficially owned by HealthCor Management LP, HealthCor Associates, LLC, HealthCor Offshore Master Fund, LP, HealthCor Offshore GP, LLC, HealthCor Group, LLC, Joseph Healey, Arthur Cohen, HealthCor Sanatate Offshore Master Fund, LP, HealthCor Offshore II GP, LLC, HealthCor Market Neutral Master Fund, LP, and HealthCor Market Neutral GP, LLC. Each of HealthCor Management L.P. and HealthCor Associates, LLC may be deemed to beneficially own and share voting and dispositive power over 9,477,799 shares of common stock. Each of HealthCor Offshore Master Fund, L.P. and HealthCor Offshore GP, LLC may be deemed to beneficially own and share voting and dispositive power over 2,637,120 shares of common stock. HealthCor Group, LLC may be deemed to beneficially own and share voting and dispositive power over 5,220,689 shares of common stock. Each of Joseph Healey and Arthur Cohen may be deemed to beneficially own and share voting and dispositive power over 9,477,799 shares of common stock. Each of HealthCor Sanatate Offshore Master Fund, L.P. and HealthCor Offshore II GP, LLC may be deemed to beneficially own and share voting and dispositive power over 2,532,904 shares of common stock. Each of HealthCor Market Neutral Master Fund, L.P., and HealthCor Market Neutral GP, LLC may be deemed to beneficially own and share voting and dispositive power over 50,665 shares of common stock. The address of each of the reporting persons is 55 Hudson Yards, 28th Floor, New York, NY 10001, except for Arthur Cohen. The address of Arthur Cohen is 12 South Main Street, #203 Norwalk, CT 06854. Based on the Schedule 13G/A filed with the SEC on February 14, 2020.

(6)	Consists of (i) 440,556 shares held by Mr. Drake and (ii) 933,794 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.
(7)	Consists of (i) 209,648 shares held by Mr. Matin and (ii) 466,904 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.
(8)	Consists of 105,621 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.
(9)	Consists of (i) 10,132 shares held by Mr. Bansal and (ii) 765,325 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.

(10)	Consists of (i) 1,075 shares held by Mr. Knaley and (ii) 46,589 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.
(11)

Consists of (i) 709,179 shares held by Dr. Castelein, (ii) 130,600 shares beneficially owned by KVP Capital L.P., and (iii) 126,581 shares that may be acquired pursuant to stock options, common stock warrants and RSUs within 60 days of March 3, 2020. Dr. Castelein is a Managing Director of KVP Capital L.P. Dr. Castelein disclaims beneficial ownership of the shares held by KVP Capital L.P, except to the extent of any pecuniary interest therein, if any.

(12)	Consists of (i) 6,471 shares held by Dr. Dempsey and (ii) 840,222 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.
(13)	Consists of (i) 27,596 shares held by Mr. Grossman and (ii) 35,783 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.
(14)	Consists of (i) 34,211 shares held by Mr. Hunnekens and (ii) 58,295 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.
(15)	Consists of 12,000 shares held by Ms. Johnson.
(16)	Consists of (i) 37,184 shares held by Mr. Moore and (ii) 62,200 shares that may be acquired pursuant to stock options and RSUs within 60 days of March 3, 2020.
(17)	Consists of (i) 46,543 shares held by Mr. Roberts and (ii) 84,305 shares that may be acquired pursuant to stock options within 60 days of March 3, 2020.
(18)	Consists of (i) 14,686 shares held by Dr. Wilensky and (ii) 2,952 shares that will be acquired pursuant to RSUs within 60 days of March 3, 2020.
(19)	Consists of (i) 19,061 shares held by Dr. Xie and (ii) 5,323 shares that will be acquired pursuant to RSUs within 60 days of March 3, 2020.
(20)

Because of Mr. Alecxih’s and Mr. Bansal’s resignation, their shares noted above in the table are not included in this calculation. Includes 1,688,810 shares beneficially owned by our current executive officers and directors, which includes 130,600 shares beneficially owned by an entity affiliated with Dr. Castelein, and 2,662,948 shares that may be acquired pursuant to stock options, restricted stock units and common stock warrants within 60 days of March 3, 2020.

EXECUTIVE OFFICERS

The following is biographical information for our current executive officers, including their ages, as of April 17, 2020.

Name	Age	Position(s)
Scott W. Drake	52	President and Chief Executive Officer
Richard (Brian) Knaley	50	SVP and Interim Chief Financial Officer
James F. Dempsey, Ph.D.	49	Chief Scientific Officer
Shahriar (Shar) Matin	45	Chief Operating Officer

Scott W. Drake has served as our President and Chief Executive Officer and as a member of our board of directors since July 2018. Please see Mr. Drake’s biography set forth above in the section entitled “Proposal 1—Election of Directors.”

Brian Knaley has served as our Senior Vice President and Interim Chief Financial Officer since October 2019. He previously served as our Senior Vice President of Finance when he first joined the Company in September 2018. Mr. Knaley was appointed as the Company’s interim Chief Financial Officer in October 2019. Mr. Knaley formerly served as Chief Financial Officer at ARC Group Worldwide, Inc. (“ARC”), a global manufacturer of precision metallurgic products and advanced 3D printing company, from November 2017 to September 2018. Prior to ARC, Mr. Knaley served as Vice President and Corporate Controller at The Spectranetics Corporation, a developer and manufacturer of minimally-invasive cardiovascular devices, from June 2016 to November 2017. Prior to The Spectranetics Corporation, Mr. Knaley served as Corporate Controller at Arcelormittal USA, a steel and mining company, from May 2012 to June 2016. Mr. Knaley holds a BA in Accounting from Thomas More College and a CPA license in the State of Ohio.

James F. Dempsey, Ph.D. has served as our Chief Scientific Officer since founding ViewRay in March 2004. Dr. Dempsey previously served as a member of the board of directors from January 2008 to April 2020. He has more than 18 years of experience in the field of radiotherapy medical physics. Dr. Dempsey served as Assistant Professor in the University of Florida Department of Radiation Oncology, from July 2001 to July 2007, and as Associate Professor from July 2007 to January 2008. He holds a B.S. in Radiochemistry from San Jose State University and a Ph.D. in Nuclear Chemistry from Washington University in St. Louis.

Shar Matin has served as our Chief Operating Officer since July 2018. Mr. Matin has over 20 years of medical technology experience. He has led commercial and technical teams in the United States, Europe and Asia. Previously, he served as Chief Operating Officer of Spectranetics from April 2007 to November 2017. Before joining Spectranetics, Matin was the Business Unit Director for Boston Scientific’s cardiac rhythm management operations in China from August 2003 to March 2007. He also served in several commercial and engineering roles at Guidant Corporation. Mr. Matin also serves on the board of directors of the Fitzsimons Redevelopment Authority in Aurora, Colorado. He earned a BS in Mechanical Engineering from the University of California, Berkeley, with honors, and an MBA from Harvard Business School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Overview of 2019 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to stockholders. To achieve these goals, it is critical that we are able to attract, retain and develop highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives. Accordingly, the Company strives to provide compensation that is (a) linked to stockholder value creation, (b) reflective of the overall performance of the Company, and (c) considerate of the competitive market levels of compensation needed to attract, retain and develop top executive talent, while remaining consistent with the other objectives.

As part of the Company’s continued focus on delivering improved stockholder value, the Compensation Committee designs its executive compensation plans to closely align executive compensation with stockholders’ multi-year time horizon and reinforce a pay for performance culture and retention.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our compensation decisions in 2019 were designed to meet these goals. As set forth in more detail below, our Compensation Committee reinforced our pay for performance philosophy by paying cash and stock bonuses under our 2015 Equity Incentive Award Plan (“2015 Plan”), to our named executive officers (“NEOs”) and other member of management only when applicable pre-established financial performance metrics for the Company were met.

Fiscal Year 2019 Business Performance

We entered 2019 with a continued focus on new system orders to drive future revenues and cash generation, as well as a reduction in cash usage. During the year, we were disappointed to take down our revenue guidance and increase our cash usage range as a result of fewer system deliveries and installations. However, in 2019 we built significant organizational expertise, made progress on our innovation and clinical pipelines, and fortified our balance sheet with our December 2019 public offering of common stock.

•	We generated 2019 total revenue of $87.7 million, which fell within our revised 2019 financial guidance range of $80 million to $95 million.

•

Our cash usage during the year was $80.3 million, excluding the net proceeds received from the December 2019 public offering of common stock, which also fell within our revised 2019 financial guidance range of $80 million to $90 million.

•

In addition, as part of the December 2019 offering, we entered into important collaboration and investment agreements with Elekta AB and Medtronic. The key objective of the collaboration with Elekta is to advance MR-linac technology and its application as the radiation therapy with superior precision, medical outcomes, and operational cost efficiency. The companies intend to facilitate clinical studies exploring the impact of MR-guided therapy in oncology and work jointly to expand the potential role of MR-guided therapy into other areas that could benefit from the technology. The companies are also exploring initiatives such as the formation of a cooperative group and working on healthcare policy. The collaboration is subject to the execution of definitive documentation. Our clinical collaboration with Medtronic will assist in exploring the clinical benefits of the MRIdian MR-guided radiation therapy system. Our largest shareholder, Fosun, also committed capital that would enable it to maintain its current beneficial ownership percentage in the Company.

The impact of our performance on the 2019 annual cash incentive awards of our NEOs is described in the below section and further discussed under the heading “Components of Executive Compensation” below.

Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same objectives that guide the Company in establishing all of its compensation programs:

•	Compensation promotes the long-term focus required for the Company’s success by aligning executive officers’ interests with those of stockholders.

•

Compensation reflects the level of job responsibility and Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

•

Compensation reflects the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Overview of Executive Compensation Program

The Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and develop high-caliber employees, foster teamwork, and maximize the long-term success of ViewRay by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate authority to subcommittees when appropriate.

The Compensation Committee has the authority to engage independent advisors to assist in making determinations with respect to the compensation of executives and other employees. For the 2019 fiscal year, the Compensation Committee engaged Willis Towers Watson to conduct a competitive review of executive compensation and advise the Committee on other compensation related matters.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives, including Chief Executive Officer direct reports and certain senior vice presidents, in order to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. The Compensation Committee takes management’s recommendations into consideration, but is not bound by management’s recommendations with respect to executive compensation. The compensation for the Chief Executive Officer is recommended by the Compensation Committee to the Board for its review and ratification. While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors.

Use of Market Data for Comparison Against Peer Companies

One factor that the Compensation Committee considers when making compensation decisions is the compensation paid to executives of a peer group of companies. The Compensation Committee also considers other factors discussed below under the heading “Components of Executive Compensation.”

The Compensation Committee reviews the peer companies annually to take into account the volatility of the industries in which ViewRay participates. While the Compensation Committee attempts to maintain consistency year to year, adjustments are made as needed. In consultation with Willis Towers Watson, the Compensation Committee reviewed its list of peer companies in September 2018 that was used for comparative review for setting 2019 compensation levels and made several changes to better reflect ViewRay’s size and markets. The list of peer companies consists of the following 17 publicly traded companies of roughly similar size or operations to ViewRay, all of which are from related industries including the medical device equipment and electromedical and electrotherapeutic apparatus industries and compete with ViewRay for executive talent:

Peer Companies

Accuray Incorporated	GenMark Diagnostics, Inc.	Penumbra, Inc.
AtriCure, Inc.	Glaukos Corporation	Surmodics, Inc.
AxoGen, Inc.	Inogen, Inc.	Tactile Systems Technology, Inc.
Cardiovascular Systems, Inc.	iRhythm Technologies, Inc.	Tandem Diabetes Care, Inc.
CryoLife, Inc.	Nevro Corp.	TransEnterix, Inc.
Cutera, Inc.	Orthofix Medical Inc.

The Compensation Committee annually reviews the composition of the Peer Group to ensure it is the most relevant set of companies to use for comparison purposes.

In evaluating the base salaries of our executive officers for fiscal 2019, establishing target annual cash incentive award opportunities and granting equity awards, the Compensation Committee reviewed the Peer Group data to inform its decisions on individual compensation elements, in particular the competitive reasonableness of such elements and to ensure that its decisions were consistent with our compensation philosophy and strategy. While the Compensation Committee considered the Peer Group data, it did not make its decisions solely based on targeting compensation to specific benchmarks against the peer group data. Instead, the Compensation Committee took an approach consistent with its intention to (i) set performance objectives for cash incentive compensation so that target level payouts would only be made if our executive officers and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executive officers with the ability to earn above-market compensation for exceptional performance that furthered our long-term financial and strategic goals.

Components of Executive Compensation

For 2019, the components of compensation for NEOs were: (1) Base Salary, (2) Performance Bonuses, (3) Long-Term Equity Incentives, and (4) Other Compensation. In determining the amount and relative allocation among each component of compensation for each NEO, the Compensation Committee considered, among other factors, the Company’s and each executive officer’s performance during the year, historical rates of executive compensation, data obtained from management’s recruitment activities, equity awarded to employees and available equity for issuance, the comparative review and analysis provided by Willis Towers Watson and alignment with the Company’s overall compensation philosophy.

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services while encouraging them to strive for performance-based and long-term incentives. For 2019, the Compensation Committee set the following annual base salary levels for our NEOs.

Name	Position	Base Salary (per annum)	% Increase from 2018
Scott W. Drake	President and Chief Executive Officer	$700,000	0.0%
Brian Knaley	Senior Vice President and Interim Chief Financial Officer*	$325,000	22.6%
James F. Dempsey, Ph.D.	Chief Scientific Officer	$342,784	4.0%
Shar Matin	Chief Operating Officer	$425,000	0.0%
Ajay Bansal	Former Chief Financial Officer*	$348,500	1.0%
James Alecxih	Former Chief Commercial Officer**	$374,400	4.0%

*	Mr. Knaley was appointed Senior Vice President and Interim Chief Financial Officer upon Mr. Bansal’s departure on September 30, 2019.
**	Mr. Alecxih ceased serving as Chief Commercial Officer of the Company effective January 17, 2020.

Performance Bonuses

Performance bonuses represent annual bonuses that are earned pursuant to the achievement of certain performance objectives. The performance targets are approved annually by our board of directors. When determining the 2019 performance bonus program for the NEOs, in late 2018, the board of directors set certain performance goals, using a mixture of corporate and performance objectives after receiving input from Mr. Drake. These corporate and performance objectives included certain thresholds, targets and maximum metrics based on financial, system reliability and quality, and innovation measures. There was a specific weighting, as described further below, assigned to the corporate and performance goals when determining the overall bonus amount, however, the board of directors ultimately weighed the achievement, partial achievement or non-achievement for each performance target when determining the overall achievement level of all corporate and performance goals based on the importance to the success of the Company and exercised discretion when concluding on the performance bonus percentage to be paid out to NEOs and employees.

Each NEO’s target performance bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting or exceeding the performance goals. For each of the NEOs, his target performance bonus opportunity is originally set in his employment agreement or offer letter, as applicable, with the Company as described below. The board of directors reviews these target percentages to ensure they are adequate, and, while reviewing these target percentages the board of directors does not follow a formula but rather assesses each participating executive’s experience in his role with the Company and the level of responsibility held, which the board of directors believes directly correlates to his ability to influence corporate results. For 2019, these annual performance bonus targets for our NEOs were as follows:

Name	Target as a % of Base Salary (1)	Target ($)
Scott W. Drake	100%	$700,000
Brian Knaley*	40%	$107,496
James F. Dempsey, Ph.D.*	50%	$170,293
Shar Matin	75%	$318,750
Ajay Bansal**	50%	$174,250
James Alecxih**	50%	$187,200

*

The target performance bonus for both Mr. Knaley and Dr. Dempsey is based on a salary rate reflecting base salaries before and after the time raises were enacted during the year and prior to Mr. Knaley’s promotion. Mr. Knaley was appointed Senior Vice President and Interim Chief Financial Officer upon Mr. Bansal’s departure on September 30, 2019.

**

As described below under “Separation Agreement with Ajay Bansal,” and “Separation Agreement with James Alecxih,” neither Mr. Alecxih nor Mr. Bansal received a 2019 performance bonus in connection with their respective terminations of employment.

Our NEOs’ annual performance bonuses are paid out of a bonus pool, the size of which is contingent on the achievement of certain corporate and financial performance goals, as discussed above. Corporate goals and performance targets are reviewed and approved by the board of directors prior to any allocation of the annual performance bonuses. Corporate goals and performance targets were weighted as follows:

•	75% based on financial metrics, including 40% for new orders, 20% for revenues and 15% for cash burn;

•	20% based on MRIdian system reliability and quality metrics; and

•	5% based on innovation metrics.

Attainment of the target performance goals for new orders and revenues required year-over-year growth and attainment of the target cash burn goal required year-over-year reduction for fiscal year 2019 as compared to fiscal year 2018. These target goals were set to require stretch performance but be achievable, and were set consistent with the initial financial guidance announced by the Company in March of 2019. The target reliability and quality performance goals were based on attaining continuous improvements to our MRIdian system during fiscal year 2019, and improving our operational audit inspection readiness. The target innovation performance goals were based on achieving certain milestones to advance the capabilities of our MRIdian system.

In early 2020, the board of directors reviewed our 2019 Company-wide performance with respect to determining performance bonuses for current executive officers. Based on the board of director’s and Compensation Committee’s review of the Company’s performance compared to the metrics set for the performance bonus payout, the initial calculated payout was 60% of target. The board and committee approved an additional 15 percentage point funding based on various strategic initiatives achieved during the year, which were not reflected in the initial metrics when the target annual incentive plan was approved. Based on this final bonus achievement of 75% of target, the NEOs received the following payouts for 2019:

Name	Total Performance Bonus Payout
Scott W. Drake	$525,000
Brian Knaley	80,622
James F. Dempsey, Ph.D.	127,720
Shar Matin	239,063

Long-Term Equity Incentives

Participants in the 2015 Plan received awards at levels set by the Compensation Committee deemed to be sufficient to attract, retain and motivate highly talented executive officers capable of fulfilling the Company’s key objectives.

In February 2019, the board of directors and Compensation Committee determined that each of the NEOs listed below would receive the following grant date fair value in RSUs and stock options under the 2015 Plan:

Name	RSUs (grant date fair value)	Stock Options (grant date fair value)
Scott W. Drake	$1,525,000	$1,525,000
Brian Knaley	$—	$194,240
James F. Dempsey, Ph.D.	$325,000	$325,000
Shar Matin	$762,500	$762,500
Ajay Bansal*	$175,000	$175,000
James Alecxih*	$325,000	$325,000

*

As described below under “Separation Agreement with Ajay Bansal,” Mr. Bansal’s equity grants continued to vest until his consulting agreement with the Company expired on March 30, 2020. As described below under “Separation Agreement with James Alecxih,” Mr. Alecxih’s unvested equity grants were cancelled and no further equity grants vested subsequent to his January 17, 2020 resignation date.

The grant date was March 1, 2019. We determined the number of RSUs to be granted to each NEO by dividing each NEO’s grant date fair value indicated above by the closing market price of our stock as of March 1, 2019. We determined the number of stock options to be granted to each NEO by estimating the option award value using the Black-Scholes option-pricing model and dividing each NEO’s grant date fair value indicated above by the option award fair value as of March 1, 2019. The grants of RSUs vest ratably over a three-year period with 1/3 vesting on each anniversary of the grant date. The grants of stock options vest ratably over a four-year period, with 1/48 vesting on each monthly anniversary of the grant date. Both the RSUs and stock options are subject to each NEO remaining a service provider through each such vesting date. Further details regarding the number of RSUs and stock options that we granted to each of the NEOs under the 2015 Plan can be found in the “2019 Grants of Plan Based Awards” table below.

In October 2019, the board of directors and Compensation Committee approved a retention grant to each of the NEOs listed below in the form of RSUs with the following grant date fair value:

Name	RSU (grant date fair value)
Scott W. Drake*	$1,269,832
Brian Knaley	$251,000
James Alecxih**	$602,400
James F. Dempsey, Ph.D.	$577,300
Shar Matin	$1,787,500

*	Mr. Drake’s total October 2019 retention grant fair value was $3,575,000. Of this total grant value, $1,269,832 was awarded in October 2019 and the remaining $2,305,168 was awarded on January 2, 2020.
**

As described below under “Separation Agreement with James Alecxih,” Mr. Alecxih’s unvested equity grants were cancelled and no further equity grants vested subsequent to his January 17, 2020 resignation date. None of the RSUs associated with the October 2019 retention grant had vested at the time of his resignation.

The grant date was October 24, 2019. We determined the number of RSUs to be granted to each NEO by dividing each NEO’s grant date fair value indicated above by the closing market price of our stock as of October 24, 2019. The grants of RSUs vest ratably over a three-year period with 1/3 vesting on each anniversary of the grant date. The RSUs are subject to each NEO remaining a service provider through each such vesting date. Further details regarding the number of RSUs that we granted to each of the NEOs under the 2015 Plan can be found in the “2019 Grants of Plan Based Awards” table below.

Other Compensation

Other compensation amounts are composed of relocation reimbursements and ViewRay 401(k) employer matching contributions. ViewRay sponsors a 401(k) Retirement Savings Plan for employees. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. In 2019 and 2018, all eligible employees of the Company, including the executive officers, were eligible to participate in the Company’s 401(k) savings plan and were eligible to receive matching contributions from the Company of fifty percent (50%) of the first six percent (6%) of compensation contributed to the plan by the employee. The Company did not make any matching contributions in 2017. The Company does not maintain any non-qualified deferred compensation or supplemental retirement plans for our executive officers. In relation to Mr. Bansal’s resignation, he received amounts for services provided while working as a consultant for ViewRay following his termination of employment. Further details regarding other compensation can be found in the “2019 Summary Compensation Table” below.

Compensation Recoupment (“Clawback”) Policy

Our 2015 Plan provides that we have the right to provide, in an award agreement or otherwise, to pursue all remedies available under applicable law to recover any incentive-based or other compensation (including equity awards) paid or granted to our employees in the event of such individual’s for cause termination.

Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2015 Plan, the administrator of the 2015 Plan has the right to provide, in an award agreement or otherwise, or to require a holder of an award to agree by separate written or electronic instrument, that: (1) any proceeds, gains or other economic benefit actually or constructively received by the holder upon any receipt or exercise of an award, or upon the receipt or resale of any shares underlying an award, must be paid to the Company, and an award will terminate and any unexercised portion of an award (whether or not vested) will be forfeited, if a termination of service occurs prior to a specified date, or within a specified time period following receipt or exercise of an award, or the holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Compensation Committee or board of directors or the holder incurs a termination of service for “cause” (as defined below in the “Potential Payments upon Termination or Change in Control” section); and (2) all awards (including any proceeds, gains or other economic benefit actually or constructively received by a holder upon any receipt or exercise of any award or upon the receipt or resale of any shares underlying the award) will be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable award agreement.

Repricing Policy

Our 2015 Plan provides that the Compensation Committee or board of directors can, without approval of the stockholders of the Company, amend any outstanding option or stock appreciation right to reduce its price per share, or cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, in its sole discretion. As noted in Proposal 3 above, we are proposing to amend the 2015 Plan to, among other things, provide that options and SARs may not be repriced without stockholder approval.

Anti-Hedging Policy

The Company’s insider trading policy prohibits all employees, officers, directors and their family and controlled entities from engaging in any hedging transactions with respect to the Company’s common stock.

Tax and Accounting Implications

When determining the compensation packages of our NEOs, the board of directors and Compensation Committee considers all factors that may have an impact on our financial performance such as accounting rules and tax regulations, including Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to publicly traded corporations for compensation in excess of $1 million paid for any fiscal year to certain covered executives. Prior to the Tax Cuts and Jobs Act enacted in 2017 (the “Tax Reform Act”), certain performance-based compensation was potentially exempt from the $1 million deduction limit. However, under the Tax Reform Act, only qualifying performance-based compensation that is paid pursuant to a written binding contract in effect on November 2, 2017 will be exempt from the deduction limit. Only Dr. Dempsey has any performance-based compensation that may be paid pursuant to written binding contracts in effect as of November 2, 2017.

Accordingly, any compensation paid pursuant to new compensation arrangements entered into after November 2, 2017, even if performance based, will count towards the $1 million fiscal year deduction limit if paid to a covered executive, including all of our NEOs.

Risk Assessment

In 2019, the Company, with the assistance of Willis Towers Watson, conducted a review of the formal risk assessment for all our incentive compensation programs that have a material impact on our financial statements. Willis Towers Watson inventoried incentive compensation programs across the Company and then collected key information about each program including the number of participants, target annual awards, performance metrics, and summary design features. No programs were found reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2019. Based upon the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders.

Compensation Committee

Scott Huennekens, Chairman

Brian Roberts

Caley Castelein, M.D.

2019 Summary Compensation Table

The following table sets forth compensation paid to our NEOs for the years ended December 31, 2019, 2018 and 2017. Messrs. Drake, Knaley, Alecxih and Matin were not employed by the Company prior to 2018 and Mr. Knaley was not an NEO prior to 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott W. Drake	2019	700,000	105,000	2,794,832	1,525,000	420,000	8,400	5,553,232
President & Chief Executive Officer (5)	2018	308,681	—	11,157,300	10,751,674	—	152,721	22,370,376

Brian Knaley	2019	281,775	16,125	251,000	194,240	64,498	4,662	812,300
Senior Vice President & Chief Financial Officer (6)

James Dempsey, Ph.D.	2019	340,587	25,544	902,300	325,000	102,176	—	1,695,607
Chief Scientific Officer	2018	327,200	—	—	455,460	113,832	—	896,492
	2017	320,000	—	—	620,939	93,101	—	1,034,040

Shar Matin,	2019	425,000	47,813	2,550,000	762,500	191,250	7,144	3,983,707
Chief Operating Officer (9)	2018	187,413	—	5,578,650	5,375,837	—	151,631	11,293,531

Ajay Bansal	2019	260,800	—	175,000	175,000	—	98,069	708,869
Former Chief Financial	2018	342,537	—	—	455,426	102,255	8,250	908,468
Officer (7)	2017	335,000	50,000	—	465,284	103,398	—	953,682

James Alecxih	2019	372,000	—	927,400	325,000	—	5,390	1,624,400
Former Chief Commercial Officer (8)	2018	105,000	—	—	1,446,892	—	—	1,551,892

(1)

The amounts shown for 2019 represent the discretionary component of the Performance Bonuses paid to the NEOs. This discretionary component represents 15% of each NEO’s target and was paid in addition to the portion of the Performance Bonuses based on pre-established metrics achieved for 2019 to reflect the completion of significant strategic initiatives. For Mr. Bansal’s 2017 bonus, the amount constitutes a cash sign-on bonus paid to Mr. Bansal pursuant to his offer letter in 2017.

(2)

Amounts shown represent the aggregate grant date fair value of restricted stock units and stock options, respectively, granted in each applicable year, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 12, 2020 for the assumptions used in calculating these amounts.

(3)

Represents amount paid under our cash incentive programs which are earned by our NEOs pursuant to the achievement of certain performance objectives. For each fiscal year presented above, these amounts were paid to our NEOs early the following year. Both Mr. Bansal and Mr. Alecxih did not receive performance bonuses for 2019 as a result of their resignations. Please see the descriptions of the annual bonuses paid to our NEOs in “Components of Executive Compensation—Performance Bonuses” above.

(4)

Represents amounts paid for relocation reimbursements and 401(k) employer matching contributions. In addition, for Mr. Bansal, he received amounts for services provided as a consultant and COBRA reimbursements. Please see the descriptions of the annual bonuses paid to our NEOs in “Components of Executive Compensation—Other Compensation” above.

(5)	The “All Other Compensation” amount for Mr. Drake consists of a 401(k) employer matching contribution in the amount of $8,400 during 2019.

(6)	The “All Other Compensation” amount for Mr. Knaley consists of a 401(k) employer matching contribution in the amount of $4,662 during 2019.
(7)

Mr. Bansal resigned his employment with us in September 2019. Working as a consultant for ViewRay, following his termination of employment, he earned $87,125, which is included in the “All Other Compensation” column for 2019. Also included in the “All Other Compensation” amounts are 401(k) employer matching contributions in the amount of $8,400 during 2019 and $2,544 for the cost of COBRA medical insurance premiums.

(8)	The “All Other Compensation” amount for Mr. Alecxih consists of a 401(k) employer matching contribution in the amount of $5,390 during 2019. Mr. Alecxih resigned in January 2020.
(9)	The “All Other Compensation” amount for Mr. Matin consists of a 401(k) employer matching contribution in the amount of $7,144 for 2019.

2019 Grants of Plan-Based Awards

The following table shows all plan-based awards for each of the NEOs during 2019. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2019 Year-End Table on the following page.

		Estimated Future Bonus Payouts (1)			All Other Stock Awards: Number of Shares of Stock (#)(2)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/share) (5)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Scott W. Drake		350,000	700,000	1,400,000
	3/1/2019				180,047	—	—	1,525,000
	3/1/2019				—	314,044	4.86	1,525,000
	10/24/2019				505,909	—	—	1,269,832
Brian Knaley		53,748	107,496	214,992	—
	3/1/2019				—	40,000	4.86	194,240
	10/24/2019				100,000	—	—	251,000
James Dempsey, Ph.D.		85,696	170,293	342,784
	3/1/2019				38,371	—	—	325,000
	3/1/2019				—	66,928	4.86	325,000
	10/24/2019				230,000	—	—	577,300
Shar Matin		159,375	318,750	637,500
	3/1/2019				90,024	—	—	762,500
	3/1/2019				—	157,022	4.86	762,500
	10/24/2019				625,000	—	—	1,787,500
Ajay Bansal (6)		87,125	174,250	348,500
	3/1/2019				20,661	—	—	175,000
	3/1/2019				—	36,038	4.86	175,000
James Alecxih (6)		93,600	187,200	374,400
	3/1/2019				38,371	—	—	325,000
	3/1/2019				—	66,928	4.86	325,000
	10/24/2019				240,000	—	—	602,400

(1)

Amounts shown for Mr. Drake and Mr. Matin are estimated payouts for 2019 per each individual’s employment agreement. Amounts shown for all other NEOs are estimated payouts for 2019 based on the Company’s standard bonus payout. The target bonus amount equals a specified percentage of each NEO’s base salary as of December 31, 2019, as described in more detail above under “Components of Executive Compensation – Performance Bonuses.” The maximum amount shown is 2.0 times the target bonus amount for the CEO, 1.5 times for the COO, and 1.0 times the base salary for each of the other NEOs. Actual bonuses received by these NEOs for 2019 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)

Reflects RSUs that vest in equal installments of 1/3 on each anniversary of the grant date. These awards are described in more detail above under “Components of Executive Compensation—Long-Term Equity Incentives.”

(3)	The value of the RSUs are based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718.
(4)

Reflects stock options that vest in 1/48 on each monthly anniversary of the grant date. These awards are described in more detail above under “Components of Executive Compensation—Long-Term Equity Incentives.”

(5)

The value of the stock options are based on the option award fair value using the Black-Scholes option-pricing model, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions.

(6)	As noted above within “Components of Executive Compensation—Performance Bonuses” section, both Mr. Bansal and Mr. Alecxih did not receive performance bonuses as a result of their resignations.

2019 Outstanding Equity Awards at Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2019.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)					Stock Awards
Name	Vesting Commencement Date	Exercisable	Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have not Vested ($)(4)
Scott W. Drake	7/22/2018	681,776	1,243,224	(2)	$9.66	7/22/2028	770,000	$3,249,400
	3/1/2019	58,887	255,157		8.47	3/1/2029	180,047	759,798
	10/24/2019	—	—		—	—	505,909	2,134,936
Brian Knaley	9/15/2018	31,253	68,747	(2)	9.18	9/15/2028	—	—
	3/1/2019	4,500	19,500		8.47	3/1/2029	—	—
	10/24/2019	—	—		—	—	100,000	422,000
James Dempsey, Ph.D.	4/11/2014	334,305	—		0.75	4/11/2024	—	—
	7/23/2015	273,039	—		5.00	7/22/2025	—	—
	2/18/2017	141,676	58,324		5.05	2/18/2027	—	—
	4/16/2018	45,840	64,160		7.09	4/16/2028	—	—
	3/1/2019	12,555	54,373		8.47	3/1/2029	38,371	161,926
	10/24/2019	—	—		—	—	230,000	970.600
Shar Matin	7/22/2018	340,888	621,612	(2)	9.66	7/22/2028	385,000	1,624,700
	3/1/2019	29,448	127,574		8.47	3/1/2029	90,024	379,901
	10/24/2019	—	—		—	—	625,000	2,637,500
Ajay Bansal (5)	6/14/2016	481,252	68,748	(2)	4.60	6/14/2026	—	—
	9/13/2016	48,618	11,214	(2)	3.58	9/13/2026	—	—
	1/23/2017	90,595	12,942	(2)	4.97	1/23/2027	—	—
	2/18/2017	35,426	14,574		5.05	2/18/2027	—	—
	4/16/2018	45,840	64,160		7.09	4/16/2028	—	—
	3/1/2019	6,759	29,279		8.47	3/1/2029	20,661	87,189
James Alecxih	9/17/2018	85,941	189,059	(2)	9.09	10/15/2028	—	—
	3/1/2019	12,555	54,373		8.47	3/1/2029	38,371	161,926
	10/24/2019	—	—		—	—	240,000	1,012,800

(1)

Except as otherwise noted, these options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(2)

These options vest and become exercisable as to 25% of the shares on the first anniversary of the vesting commencement date and as to 1/48th of the shares on each monthly anniversary thereafter, such that all shares subject to the option will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(3)

These restricted stock units vest one-third annually such that all units will be vested on the third anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(4)	Reflects the number of restricted stock units multiplied by $4.22, the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2019.
(5)	Mr. Bansal’s outstanding awards continued to vest while serving as a consultant for the Company. His consulting arrangement expired on March 30, 2020.

2019 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, as well as stock awards vested and value realized upon vesting, by the NEOs during 2019. Messrs. Knaley, Bansal and Alecxih did not exercise any stock options or have any stock awards vest during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquiring on Vesting (#)	Value Realized on Vesting ($)(1)
Scott W. Drake	—	—	385,000	3,653,650
James Dempsey, Ph.D.	322,644	1,156,543	—	—
Shar Matin	—	—	192,500	1,826,825

(1)

The value realized on exercise equals the market value of the Company’s common stock on the exercise date multiplied by the total options exercised less the aggregate exercise price of the options exercised. The value realized on vesting equals the market value of the Company’s common stock on the release date, multiplied by the number of shares that vested.

Potential Payments upon Termination or Change in Control

Each of Messrs. Drake and Matin have entered into employment agreements and Mr. Knaley has entered into a severance agreement that provide for severance and change in control payments and benefits. Mr. Dempsey’s offer letter agreement provides for severance payments.

Employment Agreements

If the Company terminates the executive’s employment without “Cause” (as defined below), or the executive resigns for “Good Reason” (as defined below), then, provided that the executive executes and delivers, and does not revoke, a general release of claims in a customary form mutually satisfactory to the Company and executive (i) the Company shall pay an amount equal to two times the sum of base salary (in the case of Mr. Drake) or one times the sum of base salary (in the case of Mr. Matin), and the target performance bonus, both as determined and in effect at the date of the executive’s termination, payable in substantially equal monthly installments during the twenty-four month period following termination, and (ii) the Company will pay the executive an amount equal to twelve multiplied by the difference between the monthly COBRA premium cost and the monthly contribution previously paid by the executive as an active employee for the same coverage prior to such termination or resignation. In addition, the award agreements issued in connection with the inducement equity grant and any award agreements governing any other equity awards issued to the executive after the date of the employment agreement provide that, if the Company terminates the executive’s employment without Cause, or the executive resigns for Good Reason, then such equity awards that would otherwise (absent the termination) have vested during the twenty-four (24) month period following the executive’s termination shall accelerate and become fully-vested as of the date of the executive’s termination. The executive’s equity award agreements also provide that executive shall have 12 months from the date of any such termination to exercise any remaining stock options held by executive. Any other unvested equity awards will be forfeited upon any termination of employment. Neither the executive nor the executive’s estate or beneficiaries are entitled to any of the payments or benefits upon termination of the executive’s employment by reason of his disability or death other than the right to a pro rata performance bonus based on the number of months executive was employed in the calendar year prior to such death or disability.

In the event that a Change in Control occurs during the executive’s employment and the executive’s employment is terminated by the Company (or its successor) without Cause or by the executive for Good Reason at any time three months prior to or eighteen months following such Change in Control, then all equity awards issued to and held by the executive, including those issued in the equity inducement grant for Messrs. Drake and

Matin, and any awards issued under the Company’s equity plan, shall accelerate and become vested and exercisable as of the date of such termination. A “Change in Control” has the same meaning given to such term in the 2015 Equity Incentive Plan.

Pursuant to the employment agreement, “Cause” means the executive’s: (i) theft or embezzlement of Company funds or assets; (ii) conviction of, or guilty or no contest plea, to a felony charge or any misdemeanor involving moral turpitude; (iii) material violation of any express direction or any rule, regulation or policy established by the Board of Directors of the Company that is consistent with the terms of the employment agreement; (iv) material breach of the employment agreement or material breach of the executive’s fiduciary duties to the Company; (v) fraud, gross incompetence, gross neglect, or gross misconduct in the performance of the executive’s duties (including a material violation or breach of any Company policy applicable to the executive); or (vi) repeated and consistent failure to perform the duties under the employment agreement during normal business hours except during vacation periods or absences due to temporary illness. If the Board of Directors of the Company determines in good faith (if the executive is a member of the Board at such time he shall not be entitled to participate in such determination) that Cause for termination exists, the executive shall be given written notice by the Board of Directors that provides the factual basis for the determination and the executive shall have ten business days to respond and to try and cure the condition(s) giving rise to the determination prior to that determination becoming final; provided, however, that this sentence shall not apply to, nor shall the Board be obligated to provide any such cure period for conditions of Cause which by their nature, and as reasonably determined by the Board, are not subject to cure.

Pursuant to the employment agreement, “Good Reason” means, in the context of a resignation by the executive, a resignation that occurs within thirty days following the executive’s first having knowledge of any (i) material reduction in the base salary, (ii) material breach of the employment agreement by the Company, (iii) material diminution of the executive’s authority, duties or title or responsibilities imposed by the Board or (in the case of Mr. Matin) the Chief Executive Officer (other than in response to an event constituting Cause), (iv) a material reduction in the executive’s annual performance bonus or equity compensation opportunity or (v) requirement that executive relocate, without the executive’s consent, in excess of 25 miles beyond the geographic limits of Mountain View, California, Denver, Colorado or Oakwood Village, Ohio or such other location as has been established by the Company as its headquarters in consultation with the executive; provided, however, with respect to subclause (i) above, that any reduction of the base salary that is consistent with general reductions in the base salaries of other executives of the Company as part of a plan to avoid insolvency of the Company or manage any financial distress or hardship of the Company shall not be deemed to constitute a material reduction in the base salary; and provided, further, with respect to subclause (ii) above, that in the case of a material breach, Good Reason shall only exist where the executive has provided the Company with written notice of the breach within 30 days of the occurrence of the events constituting “Good Reason,” the Company has failed to cure such breach within ten business days of such written notice of breach and the executive actually resigns his employment within 45 days of the occurrence of the events constituting “Good Reason.”

Severance Agreement

Under his severance agreement, Mr. Knaley is eligible to receive severance payments and benefits in connection with a termination of employment by the Company without “Cause” (as defined below) or due to his resignation for “Good Reason” (as defined below).

If such a termination of employment occurs within the period commencing 90 days before the occurrence of a “Change in Control” (as defined below) and ending on the 18-month anniversary following the Change in Control (the “Covered Period”), then Mr. Knaley would be eligible to receive a lump sum severance payment in an amount equal to the sum of: (i) 100% of Mr. Knaley’s base salary; (ii) Mr. Knaley’s then-current target annual bonus; and (iii) the pro-rata portion of Mr. Knaley’s target annual bonus for the fiscal year in which the date of termination occurs. If such a termination of employment occurs outside of the Covered Period, then Mr. Knaley would be eligible to receive a lump sum severance payment in an amount equal to 100% of his base salary.

To the extent that Mr. Knaley timely and properly elects health insurance continuation coverage under the Company’s group health insurance plan under COBRA, the Company will pay for the cost of the monthly COBRA premium for continuing health insurance coverage as elected by Mr. Knaley until the earliest of: (i) 18 months (in the event the termination of employment occurs during the Covered Period) or 12 months (in the event the termination of employment occurs outside of the Covered Period); (ii) the date that Mr. Knaley is no longer eligible to receive COBRA continuation coverage under the Company’s group health insurance plan; and (iii) the date on which Mr. Knaley secures other employment.

In the Company’s sole discretion based on the circumstances of Mr. Knaley’s termination, Mr. Knaley may be eligible for up to maximum of $10,000 in outplacement related services. In the event that (i) a Change of Control occurs during Mr. Knaley’s employment and (ii) Mr. Knaley’s employment with the Company is terminated by the Company (or its successor) without Cause or if Mr. Knaley resigns for Good Reason at any time during the twelve-month period following such Change of Control, then (x) without further action by the Company (or its successor) or the Company’s board (or its successor’s board), all unvested units or shares issued under the Company’s equity incentive program will accelerate and become vested and exercisable as of the date of such termination.

Mr. Knaley’s receipt of such payments and benefits would be subject to his execution and non-revocation of a release of claims in the form attached to his severance agreement. They would also be subject to his compliance with the restrictive covenants set forth in the severance agreement.

Pursuant to the severance agreement, “Cause” means: (i) Mr. Knaley’s willful failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) Mr. Knaley’s willful failure to comply with any valid and legal directive of the person or entity to whom he reports; (iii) Mr. Knaley’s willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates; (iv) Mr. Knaley’s embezzlement, misappropriation or fraud, related to his employment with the Company; (v) Mr. Knaley’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs Mr. Knaley’s ability to perform services for the Company or results in material reputational or financial harm to the Company or its affiliates; or (vi) Mr. Knaley’s violation of a material policy of the Company. For purposes of this definition, no act or failure to act on Mr. Knaley’s part will be considered “willful” unless it is done, or omitted to be done, by Mr. Knaley in bad faith or without reasonable belief that Mr. Knaley’s action or omission was in the best interests of the Company.

Pursuant to the severance agreement, “Change in Control” means: (i) a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole or (ii) a merger, consolidation or other similar business combination involving the Company, if, upon completion of such transaction the beneficial owners of voting equity securities of the Company immediately prior to the transaction beneficially own less than 50% of the successor entity’s voting equity securities; provided, that “Change of Control” will not include a transaction where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist primarily of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any successor statute and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety days of completion of the transaction for resale to the public pursuant to the Securities Act.

Pursuant to the severance agreement, “Good Reason” means: (i) a reduction in Mr. Knaley’s base salary; (ii) a reduction in Mr. Knaley’s target annual bonus opportunity; (iii) a relocation of Mr. Knaley’s principal place of employment by more than 50 miles; (iv) the Company’s failure to obtain an agreement from any successor to assume and agree to perform the obligations in the same manner and to the same extent that the Company would be required to perform, except where such assumption occurs by operation of law; or (iv) a material, adverse change in Mr. Knaley’s title, reporting relationship, authority, duties or responsibilities (other than temporarily while Mr. Knaley is physically or mentally incapacitated or as required by applicable law).

Offer Letter Agreement

Under his offer letter agreement, Mr. Dempsey is eligible to receive severance payments and benefits in connection with a termination of employment by the Company without “Cause” (as defined below). In connection with such a termination, Mr. Dempsey would be eligible to receive a severance payment equal to his annualized base salary plus the amount of his annual bonus for the year preceding the termination date for a six-month period beginning on the termination date. Mr. Dempsey’s receipt of such payment would be subject to his execution of a general release of claims in a form reasonably satisfactory to the Company. The receipt of the severance payment would also be subject to Mr. Dempsey’s not violating the restrictive covenants included in the offer letter.

Pursuant to the offer letter agreement, “Cause” means: (i) Mr. Dempsey’s willful failure to perform his material duties as Chief Scientific Officer, other than a failure resulting from his complete or partial incapacity due to physical or mental illness or impairment, (ii) Mr. Dempsey’s willful act that constitutes gross misconduct and that is injurious to the Company, (iii) Mr. Dempsey’s willful breach of a provision of the offer letter agreement, (iv) Mr. Dempsey’s material and willful violation of a federal or state law or regulation applicable to the business of the Company, or (v) Mr. Dempsey’s conviction or plea of guilty or no contest to a felony.

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the listed NEOs would have been entitled upon termination of employment as of December 31, 2019. Reference the “Separation Agreement with Ajay Bansal” and “Separation Agreement with James Alecxih” below for additional information on the actual payments and benefits provided to Messrs. Bansal and Alecxih in connection with their respective departures.

Name	Benefits	Change in Control Termination w/o Cause or with Good Reason		Termination w/o Cause or with Good Reason		Voluntary Termination	Disability /Death
Scott W. Drake	Prorated target bonus	—	(1)	—		—	950,000	(8)
	Severance	1,400,000	(2)	1,400,000	(2)	—	—
	Unvested Equity	5,179,223	(3)	—	(3)	—	—
	Target Bonus	1,400,000	(4)	—	(4)	—	—
	Continuation of benefits	30,000	(5)	30,000	(7)	—	—

Brian Knaley	Prorated target bonus	113,750	(1)	—		—	250,000	(8)
	Severance	325,000	(2)	325,000	(2)	—	—
	Unvested Equity	140,665	(3)	140,665	(3)	—	—
	Target Bonus	170,625	(4)	—		—	—
	Continuation of benefits	45,000	(5)	30,000	(7)	—	—
	Outplacement benefits	10,000	(6)	10,000	(6)	—	—

James Dempsey, Ph.D.	Severance	342,784	(2)	342,784	(2)	—	—

Shar Matin	Prorated target bonus	—	(1)	—		—	568,750	(8)
	Severance	425,000	(2)	425,000	(2)	—	—
	Unvested Equity	3,636,302	(3)	—	(3)	—	—
	Target Bonus	478,125	(4)	—		—	—
	Continuation of benefits	30,000	(5)	30,000	(7)	—	—

(1)	Mr. Knaley to receive a pro rata portion of his target bonus. The amount in this column assumes December 31, 2019 as the termination date.
(2)

Mr. Drake to receive payment equal to two (2) times his then current annual base salary, and Mr. Matin to receive a payment equal to one (1) times his then current annual base salary, in each case, paid in substantially equal monthly installments during the twenty-four month period following termination. Mr. Knaley to receive the sum of 100% of his base salary. Dr. Dempsey to receive a payment equal to his annualized base salary plus the amount of his annual bonus for the year preceding the termination date for a six-month period beginning on the termination date.
(3)

Values are calculated based on the closing price of our common stock of $4.22 on December 31, 2019. The value for the acceleration of stock option awards is calculated as the difference between the closing price of our common stock of $4.22 on December 31, 2019 and the exercise price per share of the award multiplied by the number of shares vesting. Messrs. Drake’s and Matin’s values reflect the accelerated vesting of awards that would vest during a twenty-four (24) month period following the Executive’s termination. Mr. Knaley’s values reflect the accelerated vesting of awards that would vest during a twelve (12) month period following his termination.

(4)

Mr. Drake to receive a payment equal to two (2) times his then current target bonus, and Mr. Matin to receive a payment equal to one (1) times his then current target bonus, in each case, paid in substantially equal monthly installments during the twenty-four month period following termination. Mr. Knaley to receive a lump sum payment equal to one and a half (1.5) times his then current target bonus.

(5)

Messrs. Drake and Matin to receive continuation of medical insurance for twelve (12) months following the date of termination. Mr. Knaley to receive continuation medical insurance for twelve (12) months (if such termination is not in connection with a change in control) or eighteen (18) months (if such termination is in connection with a change in control) following the date of termination.

(6)	Represents $10,000 in outplacement related services that may be paid to Mr. Knaley.
(7)	Messrs. Drake, Knaley and Matin to receive continuation of medical insurance for twelve (12) months following the date of termination.
(8)

Messrs. Drake and Matin to receive a pro rata portion of target bonus upon a termination of employment due to death or disability. The amount in the column assumes December 31, 2019 as the termination date.

Separation Agreement with Ajay Bansal

Mr. Bansal resigned his employment with us effective September 30, 2019; he and ViewRay entered into a separation agreement. In the agreement, Mr. Bansal released claims against us and our affiliates. He was not paid his 2019 pro-rated performance bonus. Mr. Bansal worked for ViewRay as a consultant for six months following his resignation, which expired on March 30, 2020, receiving total compensation of $174,250. The Company also reimbursed Mr. Bansal a total of $2,544 for the cost of COBRA medical insurance premiums for one month following his resignation. While serving as a consultant, Mr. Bansal’s equity grants continued to vest.

Separation Agreement with James Alecxih

Mr. Alecxih resigned his employment with us effective January 17, 2020; he and ViewRay entered into a separation agreement. In the agreement, Mr. Alecxih released claims against us and our affiliates. He was provided with a severance payment in the amount of $564,452. For twelve months following his termination month, the Company will reimburse Mr. Alecxih for the cost of COBRA medical insurance premiums (a current monthly cost of $2,464). Mr. Alecxih did not receive any additional compensation, bonus, severance, commissions, or other benefits after the separation date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest.

Except as described below and except for compensation for employment or services provided in other roles, there has not been, since January 1, 2018, nor is there currently proposed, any transaction to which ViewRay, Inc. is or was a party in which the amount involved exceeds $120,000, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

2017 Direct Registered Offering

On October 23, 2017, we entered into two separate Securities Purchase Agreements, and sold an aggregate of 8,382,643 shares of our common stock for aggregate gross proceeds of approximately $50 million (the “2017 Direct Registered Offering”). Pursuant to one of the Purchase Agreements, we agreed to (a) appoint a representative of Fosun International Limited and its wholly-owned subsidiary Strong Influence Limited (together, “Fosun”) as a non-voting observer to the Board of Directors and (b) after the date, if ever, that Fosun were to beneficially own at least 15% of the Company’s then outstanding shares of common stock, appoint a representative of Fosun as a director of the Company upon Fosun’s request. On October 24, 2019, we appointed Kevin Xie, Ph.D., a representative of Fosun, upon its request, to serve on our board of directors. These rights expire on the first date that Fosun ceases to own at least 90% of the shares it purchased in the 2017 Direct Registered Offering.

2018 Direct Registered Offering

On February 25, 2018, we entered into a Securities Purchase Agreement, which was subsequently amended and restated on March 5, 2018, with Fosun International Limited, a stockholder of the company, pursuant to which we sold an aggregate of 4,090,000 shares of our common stock, 3,000,581 shares of newly designated Series A Convertible Preferred Stock and warrants to purchase 1,418,116 shares of our common stock, or the 2018 Offering Warrants, for aggregate gross proceeds of approximately $59.1 million (the “2018 Direct Registered Offering”). The purchase price was $8.31 per share for both Series A Convertible Preferred Stock and common stock, which is equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the day of pricing, February 23, 2018. The purchase price for each warrant was equal to $0.125 for each share underlying the 2018 Offering Warrants. We completed the closing of the 2018 Direct Registered Offering on March 5, 2018. In October 2019, Dr. Xie, a representative of Fosun, was appointed to the board of directors. Dr. Xie was designated by Fosun for election to the Board pursuant to a Securities Purchase Agreement related to the Company’s 2017 direct registered offering of common stock.

Sales Consulting Agreement with Puissance Capital Management

In January 2017, the Company entered into a sales consulting agreement with Puissance Capital Management, or PCM, to assist with business development activities in a key market in Asia. PCM is the investment manager of Puissance Cross Border Opportunities LLP, a stockholder in the Company. Theodore T. Wang, Ph.D., a former member of the Company’s board of directors, is the managing member of the general partners of PCM for the year ended December 31, 2018. The sales consulting agreement had a term of one year with a total consideration of $1.3 million. This amount was fully expensed in the first quarter of 2018.

2019 Public Offering of Common Stock

On December 3, 2019, we entered into an underwriting agreement with Piper Jaffray & Co., as representatives of several underwriters, or the December 2019 Underwriters, in connection with the issuance and sale of 41,550,000 shares of our common stock at a public offering price of $3.13 per share, or the December 2019 Public Offering of Common Stock. In addition, we granted the December 2019 Underwriters a 30-day option to purchase up to 6,232,500 additional shares of common stock on the same terms, which the December 2019 Underwriters exercised in full. We completed the offering on December 6, 2019 and received aggregate net proceeds of approximately $138.4 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

In connection with the 2019 Offering, Strong Influence and Fosun Atlas Capital SICAV RAIF S.C.S., a fund managed by an indirectly wholly-owned subsidiary of Fosun International, purchased 5,750,798 and 1,597,444 shares of common stock, respectively, at the public offering price of $3.13 per share.

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have or will enter into indemnification agreements with each of our directors, officers and certain other employees at this time in the form approved by our board of directors and our stockholders. These agreements provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

License Agreement with University of Florida Research Foundation, Inc.

In December 2004, we entered into a Standard Exclusive License Agreement with Sublicensing Terms with University of Florida Research Foundation, Inc., or UFRF, under which we licensed certain patents from UFRF in exchange for royalty payments and an equity issuance, or the UFRF License Agreement. We entered into an amendment of the UFRF License Agreement in December 2007. Since December 2004 to December 2018, we have paid UFRF $1,652,763 in royalties and $63,000 in patent and legal fees pursuant to the terms of the UFRF License Agreement. In addition, in December 2004, we issued 11,312 shares of common stock to UFRF pursuant to the terms of the UFRF License Agreement, which required us to issue UFRF a certain number of shares of common stock upon execution of the UFRF License Agreement, as well as issue UFRF additional shares of common stock to maintain UFRF’s ownership of 5% of our outstanding equity until certain financing conditions were satisfied. We satisfied these financing conditions in 2013 and have no further obligations to issue UFRF shares of our common stock pursuant to the terms of the UFRF License Agreement. Prior to the consummation of the private placement on 2015, UFRF was a beneficial owner of approximately 0.10% of our capital stock on an as-converted basis. In connection with his former employment at the University of Florida and his role in the development of the licensed patents under the UFRF License Agreement, as amended, James F. Dempsey, Ph.D., our Chief Scientific Officer and a member of our board of directors, receives a percentage of the royalty payments we pay to UFRF and is entitled to a percentage of any proceeds from the sale of common stock by UFRF. Specifically, under the University of Florida’s intellectual property policy, Dr. Dempsey is entitled to (i) 40% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF of up to $500,000 and then (ii) 25% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF over $500,000.

Distribution Agreement with Chindex Shanghai International Trading Company Limited

In November 2019, the Company entered into a distribution agreement with Chindex Shanghai International Trading Company Limited, or Chindex, which became effective in February 2020. Chindex is a subsidiary of

Fosun International Limited, or Fosun. Dr. Xie, a member of the Company’s board of directors, was previously designated by Fosun for election to the board pursuant to a Securities Purchase Agreement related to the Company’s 2017 direct registered offering of common stock.

Under the distribution agreement, Chindex will act as the Company’s distributor and regulatory agent for the sale and delivery of its MRIdian products within the People’s Republic of China, excluding Hong Kong, Macau and Taiwan. The distribution agreement has an initial term of five years with an option to renew for an additional five years. Under the distribution agreement, the Company will supply its products and services to Chindex based on an agreed upon price between the Company and Chindex. In accordance with the agreement, Chindex agreed to pay ViewRay an upfront fee, portions of which may be refundable under certain conditions, of $3.5 million, payable in three installments: (i) the first installment of $1.5 million due approximately 60 days after the effectiveness of the distribution agreement; (ii) the second installment of $1.0 million due on the first anniversary from the effective date of the agreement; and (iii) the third installment of $1.0 million due on the second anniversary from the effective date of the agreement.

Director and Executive Officer Compensation

Please see “Director Compensation” and “Executive Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have previously entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Director and Officer Indemnification Agreements

We have or will enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and a related person has or will have a direct or indirect material interest. Related party transactions are subject to review and approval by the nominating and corporate governance committee. The committee shall review all relevant information available to it about a related party transaction and may approve the transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. The committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with its approval. No director shall participate in any discussion or vote regarding approval or ratification of a related party transaction with respect to which the director or his or her immediate family members is the related person.

In determining whether to approve or ratify a related party transaction, the committee shall take into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party, (vi) the related party’s interest in the related party transaction and (vii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

Pursuant to the policy, certain related party transactions are deemed to be pre-approved by the committee, unless specifically determined otherwise by the committee. Such pre-approved transactions are limited to:

•	employment of executive officers and director compensation, subject in each case to certain conditions;

•

transactions with any at which a related party’s only relationship is Any transaction with another company at which a related party’s only relationship is as (i) an employee (other than an executive officer) or director, (ii) a beneficial owner of less than 10%, together with his or her immediate family members, of that company’s outstanding equity, or (iii) in the case of partnerships, a limited partner, if the limited partner, together with his or her immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership, if the aggregate amount involved does not exceed the greater of $100,000 or two percent of the other company’s consolidated gross revenues;

•

charitable contributions at which a related party’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $100,000 or two percent of the charitable organization’s total revenues;

•

transactions where the related party’s interest arises solely from the ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis; and

•	indemnification and advancement of expenses pursuant to the Company’s charter or bylaws or pursuant to any agreement.

A summary of each new related party transaction deemed pre-approved will be provided to the committee for its review at each regularly scheduled committee meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available in the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our board of directors adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our board of directors follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

Director Independence

As required under Nasdaq rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our board of directors has determined that Messrs. Moore, Grossman, Huennekens and Roberts, Drs. Castelein, Wilensky and Xie, and Ms. Johnson qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Drake and Dr. Dempsey are not considered independent because they are both employees of ViewRay. Dr. Dempsey resigned from the board of directors in April 2020. During their service on the board of directors in 2019, former directors Mr. Puri and Drs. McKinnell and Wang also qualified as “independent” directors in accordance with the Nasdaq listing requirements. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The audit, compensation and nominating and corporate governance committees are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of these committees.

Leadership Structure of the Board of Directors

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing either structure would be in the best interests of our Company.

Our board of directors continues to believe that it is in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles and for our Chairman to be independent. Currently, Mr. Moore serves as our independent Chairman of the Board. Our Board believes that our current structure gives our Board a strong leadership and corporate governance structure that best serves the needs of the Company and its stockholders.

Our board of directors will continue to periodically review our leadership structure and may make any changes in the future as it deems appropriate.

Role of Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related party transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

The board of directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition, duties and responsibilities of each of these committees are described below. Each of these committees reports to the board of directors as provided in the applicable committee charter, as they deem appropriate and as the board of directors may request.

The following table provides information on the board of director’s current committee memberships.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Caley Castelein, M.D.		X	Chair	X
Keith Grossman			X	X
Scott Huennekens	X	Chair		X
B. Kristine Johnson				X
Daniel Moore	X		X	X
Brian K. Roberts	Chair	X		X
Gail Wilensky, Ph.D.				X
Kevin Xie, Ph.D.				X
Committee Meetings During 2019	7	5	4

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•

is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	annually reviews the audit committee charter and the audit committee’s performance; and

•

reviews with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls.

The current members of our audit committee are Messrs. Roberts, Huennekens and Moore. Mr. Roberts serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Roberts is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Under the rules of the SEC and Nasdaq, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of the audit committee meet these heightened independence standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and develop high-caliber employees, foster teamwork, and maximize the long-term success of ViewRay by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate authority to subcommittees when appropriate.

The Compensation Committee has the authority to engage independent advisors to assist in making determinations with respect to the compensation of executives and other employees. For the 2019 fiscal year, the Compensation Committee engaged Willis Towers Watson, a national executive compensation consulting firm, to conduct a competitive review of executive compensation and advise the Committee on other compensation related matters. Willis Towers Watson has not provided any other services to the Company or the Compensation Committee and has not received compensation other than with respect to the services provided to the Compensation Committee.

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on their evaluations. In setting executive officer compensation, our compensation committee considers the recommendations of our Chief Executive Officer, who evaluates the performance of all other executive officers. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless that authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options, restricted stock units and other awards under our stock plans for our executive officers. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The current members of our compensation committee are Dr. Castelein and Messrs. Huennekens and Roberts. Mr. Huennekens serves as the chairman of the committee. Each of the members of our compensation committee is an independent and non-employee director under the applicable rules and regulations of the SEC and Nasdaq relating to compensation committee independence. The compensation committee may delegate any or all of its responsibilities to a subcommittee of its members. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

In 2019, the compensation committee retained Willis Towers Watson to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis and to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions. In compliance with the disclosure requirements of the SEC, the compensation committee evaluated each of the six independence factors established by the SEC in assessing the consultant’s independence. Based on this assessment, the compensation committee determined that the engagement of the consultant does not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and composition and organization of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters, and considers and approves or disapproves any related party transactions. The current members of our nominating and corporate governance committee are Drs. Castelein and Messrs. Grossman and Moore. Dr. Castelein serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

In recommending candidates for election to the board of directors, the nominating and corporate governance committee may consider the following criteria, among others: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience relevant to the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; and promotion of a diversity of business or career experience relevant to the success of the Company. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Candidates may come to the attention of the committee through current board members, our executive officers, professional search firms, stockholders or other persons. For a stockholder to make any recommendation or nomination for election to the board of directors at an annual meeting, the stockholder must provide a notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of that annual meeting is made. Further updates and supplements to the stockholder’s notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include: the name and address of the proposed nominee; information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act of 1934, as amended (the “Exchange Act”); information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock; and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Dr. Wilensky was appointed to the board of directors in July 2019. Dr. Xie was appointed to the board of directors in October 2019. Ms. Johnson was appointed to the board of directors in April 2020. Drs. Wilensky and Xie are standing for election as directors by stockholders for the first time. Dr. Wilensky was recommended to our board of directors by our nominating and corporate governance committee. Dr. Xie was designated by Fosun Group for election to the board of directors pursuant to a Securities Purchase Agreement related to the Company’s 2017 direct registered offering of common stock.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2019, the board of directors met 12 times. Reference the table above included within the “Board Committees” section for the number of compensation committee, audit committee and nominating and corporate governance committee meetings held during 2019. Each board member attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which they served. Beginning with the 2020 Annual Meeting, directors are expected to attend our annual meetings of stockholders. Mr. Drake and Dr. Dempsey attended our 2019 Annual Meeting.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the board of directors, any committee of the board of directors or any specified individual directors, they should send their correspondence to the attention of our Corporate Secretary at 1595 Wynkoop St., Suite 900, Denver, Colorado 80202. The communication should include the name, mailing address and telephone number of the stockholder sending the communication, the number of shares of stock owned by the stockholder and, if not the owner of record, the name of the owner of record of the shares beneficially owned by the stockholder, in order to permit stockholder status to be confirmed and for the Company to provide a response if deemed appropriate. The Corporate Secretary will forward the communication to the relative directors or the board as a whole.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the reports referenced above that were furnished to the Company and written representations that no other reports were required during the year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except with respect to (i) one late Form 3 filed by Dr. Xie, (ii) one late Form 4 filed by each of Dr. Wilensky and Mr. Matin, in each case with respect to one transaction, (iii) two late Form 4s filed by Mr. Drake, in each case with respect to one transaction, (iv) one late Form 4 filed by Dr. Xie with respect to two transactions, and (v) one late Form 4 filed by Dr. Dempsey with respect to four transactions.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, or notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report, or notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are ViewRay stockholders may be “householding” our proxy materials. A single proxy statement, annual report, or notice of internet availability of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report, or notice of internet availability of proxy materials , you may (1) notify your broker, (2) direct your written request to: Investor Relations, ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146 or (3) contact our Investor Relations department by telephone at 1-844-MRIdian (674-3426). Stockholders who currently receive multiple copies of the proxy statement, annual report, or notice of internet availability of proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report, or notice of internet availability of proxy materials promptly to any stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our 2019 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the SEC’s website at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement.

Upon written request by a ViewRay stockholder, we will mail without charge a copy of our 2019 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Chief Financial Officer, 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

By Order of the Board of Directors

/s/ Scott. W. Drake
Scott W. Drake President and Chief Executive Officer

April 24, 2020

Appendix A

VIEWRAY, INC.

AMENDED & RESTATED 2015 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the ViewRay, Inc. Amended & Restated 2015 Equity Incentive Award Plan (as it may be amended from time to time, the “Plan”) is to promote the success and enhance the value of ViewRay, Inc., a Delaware corporation, (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13 hereof. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 13.6 hereof, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Parent or Subsidiary.

2.3 “Applicable Law” shall mean any applicable law, including without limitation, (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” shall mean, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Holder and the Company applicable to an Award, the occurrence of any of the following events: (i) the Holder’s gross negligence or willful misconduct in the performance of the duties and services with the Company; (ii) the Holder’s conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Holder’s willful refusal to perform the duties and responsibilities required of the

Holder or as lawfully directed by the Company; (iv) the Holder’s material breach of any material provision of any employment agreement, confidentiality agreement or other agreement with the Company or corporate code or policy; (v) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Holder against the Company; or (v) any acts, omissions or statements by the Holder which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

2.8 “Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority is in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10 “Committee” shall mean the Compensation Committee of the Board, a subcommittee of the Compensation Committee of the Board or another committee or subcommittee of the Board, appointed as provided in Section 13.1 hereof.

2.11 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.12 “Company” shall have the meaning set forth in Article 1 hereof or any successor thereto.

2.13 “Consultant” shall mean any consultant or advisor engaged to provide services to the Company or any Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto.

2.14 “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4 hereof.

2.15 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5 hereof.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2 hereof.

2.18 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” shall have the meaning set forth in Section 14.1 hereof.

2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Affiliate.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25 “Good Reason” shall mean, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Holder and the Company applicable to an Award, with respect to any particular Holder, the Holder’s resignation from all positions he or she then-holds with the Company if (A) without Holder’s written consent (I) there is a material reduction of the Holder’s base salary; provided, however, that a material reduction in the Holder’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect Holder to a greater extent than other similarly situated employees shall not constitute Good Reason; or (II) the Holder is required to relocate his or her primary work location to a facility or location that would increase the Holder’s one way commute distance by more than fifty (50) miles from the Holder’s primary work location as of immediately prior to such change, (B) the Holder provides written notice outlining such conditions, acts or omissions to the Company’s General Counsel within thirty (30) days immediately following such event or occurrence, (C) such event or occurrence is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice and (D) the Holder’s resignation is effective not later than thirty (30) days after the expiration of such thirty (30) day cure period.

2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.27 “Holder” shall mean a person who has been granted an Award.

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6 hereof.

2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.32 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33 “Option Term” shall have the meaning set forth in Section 6.4 hereof.

2.34 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.35 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1 hereof.

2.36 “Performance-Based Compensation” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, that is subject to the limitations set forth in Article 5 hereof.

2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals may include: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating income, earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, cash flow return on investments, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings or loss per Share; (xviii) adjusted earnings or loss per share; (xix) price per Share or dividends per share (or appreciation in and/or maintenance of such price of dividends); (xx) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; (xxxiv) year-end cash, and (xxxv) any other performance criteria deemed appropriate by the Committee, any of which may be measured either in absolute terms for the Company or any department or operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquire in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Laws, accounting principles or business conditions.

2.38 “Performance Goals” shall mean, with respect to a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a division, business unit or one or more individuals.

2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.40 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 hereof which is denominated in units of value including dollar value of shares of Common Stock.

2.41 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.42 “Plan” shall have the meaning set forth in Article 1 hereof.

2.43 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.44 “Restricted Stock” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.45 “Restricted Stock Unit” shall mean a contractual right awarded under Article 9 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.

2.46 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47 “Shares” shall mean shares of Common Stock.

2.48 “Share Limit” shall have the meaning set forth in Section 3.1(a) hereof.

2.49 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11 hereof.

2.50 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4 hereof.

2.51 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3 hereof.

2.52 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.53 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.54 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 14.1, 14.2 and 3.1(b) hereof, the number of Shares which may be issued or transferred pursuant to Awards under the Plan on or after the Effective Date shall be equal to the sum of (i) 3,250,000 Shares plus (ii) the number of Shares remaining available for issuance under the Plan as of the Effective Date (the “Share Limit”). The maximum number of Shares with respect to Incentive Stock Options which may be granted under the Plan on or after the Effective Date shall be 3,250,000 Shares.

(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit. In addition, the following Shares shall not be available for future grants of Awards under the Plan and shall not be added back to the Share Limit: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option or a Stock Appreciation Right; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares purchased on the open market with the proceeds from the exercise of Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation Awards to Non-Employee Directors. Subject to Section 14.2, the aggregate Fair Market Value on the date of grant of Shares subject to Awards granted under the Plan, together with any cash compensation paid or payable, during any calendar year to any one Non-Employee Director shall not exceed $500,000; provided, however, that in the calendar year in which a Non-Employee Director first joins the Board or is designated as Chairman of the Board, such maximum dollar value may be up to two hundred percent (200%) of the dollar value set forth in the foregoing limit. The limitation described in this Section shall be determined without regard to amounts paid to a Non-Employee Director during or for any period in which such individual was an employee or consultant, and any severance and other payments paid to a Non-Employee Director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled.

3.4 Minimum Vesting. Notwithstanding any other provision of the Plan, Awards granted under the Plan may not become exercisable, vest or settle, in whole or in part, prior to the one-year anniversary of the date of grant, except that (1) the Committee may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in connection with a Change in Control, and (2) Awards to Non-Employee Directors may vest on the Company’s next annual meeting of shareholders (provided that such annual meetings are at least fifty (50) weeks apart). Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 3.1(a) hereof) may be issued without regard to the restrictions of the foregoing sentence.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 hereof regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award (subject to Section 3.4 hereof). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Service; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the limitations contained in Sections 3.1 and 3.3 hereof; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion (i) grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation and (ii) subject any Awards intended to qualify as Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 hereof that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. With respect to any Award granted to one or more Eligible Individuals which is intended to constitute as Performance-Based Compensation, the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Goals, and (d) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Eligible Individual for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an applicable Program or Award Agreement, the Committee shall have the right to adjust or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement or pursuant to Section 14.2 hereof, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan. Holders shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any Shares subject to an Option until the Holder has become the holder of record of such Shares.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

6.3 Option Exercise Price. Except as provided in Article 14 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the

Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, may extend the time period during which vested Options may be exercised following any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects and Section 3.4 hereof, accelerate the vesting of the Option, including following a Termination of Service; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 hereof by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2 hereof.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Holder, or (b) one (1) year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2 Rights as Stockholders. Upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, all dividends and other distributions which are paid prior to vesting shall only be paid out to the Holder when and to the extent that any vesting conditions on such award are satisfied and the underlying share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide (subject to Section 3.4 hereof). Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate and subject to Section 3.4 hereof, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program and/or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4 Vesting of Restricted Stock Units. At the time of grant, and subject to Section 3.4 hereof, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5 Settlement and Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the settlement date relating to each Restricted Stock Unit occur following the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the settlement date, the Company shall, subject to Section 12.4(e) hereof, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or, in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the settlement date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion and subject to Section 3.4 hereof may provide (in an Award

Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8 Dividend Equivalents. Subject to Section 10.2 hereof, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock subject to such Restricted Stock Units, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the settlement date of such Award. Any such Dividend Equivalents shall only be paid out to the Holder if and to the extent that the vesting conditions applicable to the Restricted Stock Units are subsequently satisfied.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and shall only be paid out to the Holder if and to the extent that the vesting conditions applicable to the underlying Award are subsequently satisfied. For the avoidance of doubt, with respect to Performance-Based Compensation, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that performance-based vesting conditions are subsequently satisfied and the Performance-Based Compensation vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator (subject to Section 3.4 hereof). Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable and subject to Section 3.4 hereof. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator (subject to Section 3.4 hereof). Each Deferred Stock Unit shall entitle the Holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

10.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

10.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion (and subject to Section 3.4 hereof) may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan. Holders shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Stock Appreciation Rights or any Shares subject to a Stock Appreciation Right until the Holder has become the holder of record of such Shares.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below or in Section 14.2 hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 11.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per Share of the Shares subject to such Stock Appreciation Right may be less than one hundred percent (100%) of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted (subject to Section 3.4 hereof). Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects and Section 3.4 hereof, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, including following a Termination of Service; provided, that in no event shall a Stock Appreciation Right become exercisable following its expiration, termination or forfeiture.

11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the

Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, may extend the time period during which vested Stock Appreciation Rights may be exercised following any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Holder shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any Shares. The Company shall not be required to recognize any Holder’s rights under an Award, to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Holder, the Company withholding a portion of the Shares that otherwise would be issued to a Holder under such Award or any other award held by the Holder or by the Holder tendering to the Company cash or, if allowed by the Committee, Shares.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 12.3(b) and 12.3(c) hereof:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Holder) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a) hereof, a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner, as applicable. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Repricing Prohibition. The Administrator shall not, without the approval of the stockholders of the Company, have the authority to (i) amend any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.

12.7 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Holder shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof, or (c) change in status (Employee to Director, Employee to Consultant, etc.), provided that such change does not affect the specific terms applying to the Holder’s Award.

ARTICLE 13.

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6 hereof.

13.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected materially and adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.9 hereof. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate subject to the limitations set forth in Section 3.3 hereof;

(d) Subject to Section 3.4 hereof, determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Sections 3.4 and 14.2(d) hereof.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13;

provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 hereof shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Term of the Plan; Amendment, Suspension or Termination of the Plan.

(a) The Plan, as herein amended and restated, was adopted by the Board on April 11, 2020, and shall become effective upon approval by the Company’s stockholders (the “Effective Date”). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after April 11, 2030. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine as set forth in Section 14.1(b) hereof.

(b) Except as otherwise provided in this Section 14.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2 hereof, increase the limits imposed in Section 3.1 hereof on the maximum number of shares which may be issued under the Plan. Except as provided in Section 14.9 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 hereof on the maximum number and kind of shares which may be issued under the Plan); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Common Stock (or other securities or property) for which grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 3.3 hereof; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 14.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 hereof on the maximum number and kind of shares which may be issued under the Plan).

The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Change in Control.

(i) In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation, in each case, as determined by the Administrator.

(ii) In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 14.2(d)(i) hereof,

each such non-assumed/substituted Award, except for any Performance Awards, shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. For the avoidance of doubt, the vesting of any Performance Awards not assumed in a Change in Control will not be automatically accelerated pursuant to this Section 14.2(d)(ii) and will instead vest pursuant to the terms and conditions of the applicable Award Agreement upon a Change in Control where the successor corporation and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 14.2(d)(i) hereof. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Holder of such vesting and any applicable exercise period, and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 14.2(d)(ii) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(iii) Notwithstanding anything to the contrary, in the event that, within the twelve (12) month period immediately following a Change in Control, a Holder experiences a Termination of Service by the Company for other than Cause or by a Holder for Good Reason, then the vesting and, if applicable, exercisability of that number of Shares equal to one hundred percent (100%) of the then-unvested Shares subject to the outstanding Awards held by such Holder shall accelerate upon the date of such Termination of Service.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.4 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.5 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.6 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

14.7 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.8 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14.9 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.10 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.12 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.13 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D13691-P34290 For All Withhold All For All Except For Against Abstain For Against Abstain For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. VIEWRAY, INC. 2 THERMO FISHER WAY OAKWOOD VILLAGE, OH 44146 VIEWRAY, INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote 1 YEAR for the following proposal: The Board of Directors recommends you vote FOR the following proposal: 1. To elect three directors to hold office until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified. 2. To ratify the selection, by the audit committee of our Board of Directors, of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. 3. To approve the ViewRay, Inc. Amended & Restated 2015 Equity Incentive Award Plan. 4. Advisory vote on the frequency of future advisory votes on executive compensation. 5. Advisory vote to approve ViewRay’s executive compensation. Nominees: 01) Daniel Moore 02) Gail Wilensky, Ph.D. 03) Kevin Xie, Ph.D. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VRAY2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D13692-P34290 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. VIEWRAY, INC. Annual Meeting of Stockholders June 12, 2020 8:30 AM PT This proxy is solicited by the Board of Directors The stockholders hereby appoint Scott W. Drake and Robert McCormack, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIEWRAY, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM PT on June 12, 2020, virtually via live audio webcast, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, subject to compliance with Rule 14a-4(c) of the Securities Act of 1933, as amended. Continued and to be signed on reverse side